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                            AIRCRAFT LEASE AGREEMENT


                                     between


                          KG AIRCRAFT LEASING CO., LTD.


                                       and


                         WESTERN PACIFIC AIRLINES, INC.






                        One Boeing Model 737-3S3 Aircraft
                       Manufacturer's Serial Number 24060
         Philippine Registration Mark RP-C4005 (to be changed to N957WP)
                          With Two CFM56 - 3B2 Engines,
                  Manufacturer's Serial Nos. 722139 and 723130





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






                                TABLE OF CONTENTS


                                                                          PAGE


ARTICLE 1.  DEFINITIONS.................................................... 1

ARTICLE 2.  ACCEPTANCE UNDER THE LEASE.................................... 10
      2.1      Conditions Precedent....................................... 10
               2.1.1    Lessor Conditions................................. 10
               2.1.2    Other Lessor Conditions........................... 10
               2.1.3    Lessee's Conditions............................... 12
      2.2      Time of Delivery........................................... 13
      2.3      Place of Delivery.......................................... 13
      2.4      Delivery Fuel.............................................. 13
      2.5      Indemnity.................................................. 14

ARTICLE 3.  TERM AND RENT................................................. 14
      3.1      Term....................................................... 14
      3.2      Basic Rent................................................. 14
      3.3      Security Deposit........................................... 15
      3.4      Supplemental Rent.......................................... 16
      3.5      Payments on Business Day................................... 16
      3.6      Place of Payment........................................... 17
      3.7      Prohibition Against Setoff, Counterclaim, etc.............. 17

ARTICLE 4.  REPRESENTATIONS AND WARRANTIES................................ 18
      4.1      Lessor's Representations and Warranties.................... 18
      4.2      Lessee's Representations and Warranties.................... 19
      4.3      Suppliers' Warranties...................................... 21

ARTICLE 5.  POSSESSION AND USE............................................ 22
      5.1      Possession................................................. 22
      5.2      Lawful Operations; Use..................................... 23
      5.3      Maintenance................................................ 24
      5.4      Maintenance Payments....................................... 24
      5.5      Registration and Insignia.................................. 29

ARTICLE 6.  REPLACEMENT AND POOLING OF PARTS; ALTERATIONS,
            MODIFICATIONS AND ADDITION.................................... 29
      6.1      Replacement of Parts....................................... 30
      6.2      Pooling of Engines and Parts............................... 30
      6.3      Alterations, Modifications and Additions................... 31

ARTICLE 7.  INSPECTION; FINANCIAL INFORMATION; RECORD..................... 34
      7.1      Information and Inspection................................. 34
      7.2      Financial Information...................................... 34
      7.3      Reports of Aircraft Use.................................... 35

ARTICLE 8.  INDEMNIFICATION BY LESSEE..................................... 35
      8.1      General Indemnity.......................................... 35
      8.2      General Tax Indemnity...................................... 39

ARTICLE 9.  DAMAGE, DESTRUCTION, REQUISITION, CONDEMNATION................ 44
      9.1      Event of Loss with Respect to the Aircraft................. 45
      9.2      Event of Loss with Respect to an Engine.................... 45
      9.3      Application of Payments from Governmental Authorities in
               Respect of Event of Loss................................... 46
      9.4      Requisition of an Airframe for Use by Government........... 47
      9.5      Requisition of an Engine for Use by the Government......... 47
      9.6      Application of Payments During Existence of Event or
               Event of Default........................................... 48

ARTICLE 10.  INSURANCE.................................................... 48
      10.1     ........................................................... 48
      10.9     Application of Insurance Proceeds for an Event of Loss..... 52
      10.10    Application of Insurance Proceeds for Other than an
               Event of Loss.............................................. 52
      10.11    Application in Default..................................... 53

ARTICLE 11. MORTGAGES, LIENS, ETC......................................... 53

ARTICLE 12. RECORDATION AND FURTHER ASSURANCES............................ 54

ARTICLE 13. RETURN OF AIRCRAFT AND RECORDS................................ 54
      13.1     Return..................................................... 54
      13.2     Overhaul - General......................................... 55
      13.3     Engines.................................................... 55
      13.4     Liens...................................................... 55
      13.5     Records.................................................... 55
      13.6     Redelivery Fuel............................................ 56
      13.7     Indemnity.................................................. 56

ARTICLE 14. EVENTS OF DEFAULT............................................. 56
      14.1     Events of Default.......................................... 56

ARTICLE 15. REMEDIES...................................................... 58

ARTICLE 16. [Intentionally Omitted]....................................... 60

ARTICLE 17. LETTER OF CREDIT.............................................. 60

ARTICLE 18. MISCELLANEOUS................................................. 61
      18.1     Construction and Applicable Law............................ 61
      18.2     Notices.................................................... 61
      18.3     Lessor's Right to Perform for Lessee....................... 63
      18.4     Corporate Existence; Merger................................ 63
      18.5     Quiet Enjoyment............................................ 63
      18.6     Assignment................................................. 63
      18.7     Expenses................................................... 64
      18.8     Survival................................................... 64
      18.9     English Language........................................... 65
      18.10    Jurisdiction............................................... 65
      18.11    Currency................................................... 66
      18.12    Integration................................................ 66
      18.13    Counterparts............................................... 66
      18.14    Bankruptcy - Section 1110.................................. 67

EXHIBIT "A" LEASE  SUPPLEMENT NO.1 APPENDIX A Aircraft Hours and Cycles APPENDIX
      B Documentation Delivery Receipt Attachment 1 Technical Records at Delivery APPENDIX C Loose Equipment Schedule
EXHIBIT "B"    FORM OF LETTER OF QUIET ENJOYMENT
EXHIBIT "C"    MAINTENANCE RESERVES ADJUSTMENT FORMULA
EXHIBIT "D"    ADDITIONAL DELIVERY REQUIREMENTS
EXHIBIT "E"    REDELIVERY CONDITION
      APPENDIX A  Redelivery of Technical Documents
EXHIBIT "F"    LEASE SUPPLEMENT NO. 2
      APPENDIX A  Aircraft Hours and Cycles
      APPENDIX B  Documentation Redelivery Receipt
      Attachment 1      Technical Records at Delivery
EXHIBIT "G"    INSURANCE REQUIREMENTS
      APPENDIX A  Broker's Letter of Undertaking
EXHIBIT "H"    IRREVOCABLE STANDBY LETTER OF CREDIT
EXHIBIT "I"    CERTAIN TERMS

                            AIRCRAFT LEASE AGREEMENT


      This Lease Agreement, dated as of May 15, 1997, is entered into by and between KG AIRCRAFT LEASING CO., LTD., an Irish corporation, having its principal place of business at 3 Adelaide Court, Adelaide Road, Dublin 2, Ireland ("KG" or the "Beneficiary"), and WESTERN PACIFIC AIRLINES, INC., a Delaware corporation, having its principal place of business at 2864 South Circle Drive, Suite 1100, Colorado Springs, Colorado 80906 (the "Lessee").

      The Beneficiary is the owner of the Aircraft referred to below which is registered in the Philippines and for purposes of registering the Aircraft in the United States will enter into a trust agreement with First Security Bank, National Association or another trust company which is a "citizen of the United States" under the Federal Aviation Act whereby such trust company will acquire legal title to, and be the registered owner of, the Aircraft for the Term of this Lease (such trust company, not in its individual capacity but solely as owner trustee under the Trust Agreement is herein called "Lessor"). On or prior to the Delivery Date, Lessor will enter into a Lease Supplement agreeing to be bound by the terms hereof.

      Lessee desires to lease from Lessor and KG is willing to cause Lessor to lease to Lessee the Aircraft described herein upon and subject to the terms and conditions of this Lease. In consideration of the mutual promises herein, KG and Lessee agree as follows:

                              TERMS AND CONDITIONS

ARTICLE 1.  DEFINITIONS
      The following terms shall have the following meanings and shall be equally applicable to both the singular and the plural forms of the terms defined herein:

      "Agreed Value" has the meaning set forth on Exhibit "I".

      "Aircraft" means the Airframe leased hereunder, together with each Engine initially installed on such Airframe when delivered and leased hereunder (or any engine substituted for any such Engine pursuant to the terms of this Lease), whether or not any of such initial or substituted Engines may from time to time no longer be installed on such Airframe or on any other aircraft and, where the context permits, shall include all Records relating to the Airframe and each Engine and all Loose Equipment.

      "Airframe" means (i) the Boeing Model 737-3S3 airframe, bearing manufacturer's serial number 24060, excluding any Engines or other engines that may be installed on such airframe from time to time, and leased by Lessor to Lessee hereunder; and (ii) any and all Parts, so long as the same shall be incorporated in or installed on or attached to such Airframe or so long as title thereto shall remain vested in Lessor in accordance with the terms of Article 6 hereof after removal from such Airframe.

      "Approved Insurance Broker" shall mean JH Marsh & McLennan, or any other reputable independent aviation insurance broker then arranging insurance for Lessee.

      "Authorized Maintenance Performer" means, with respect to any Airframe and Engine maintenance inspections, repairs or overhauls in accordance with Lessee's maintenance program, any individual or maintenance facility approved by the FAA for the relevant work on Boeing 737-300 aircraft or engines such as the Engines, (including, without limitation, Lessee if so approved), or, with the prior written consent of Beneficiary, any other FAA approved maintenance or repair facility.

      "Basic Rent" for the Aircraft has the meaning set forth on Exhibit "I".

      "Basic Term" has the meaning set forth in Article 3.1 hereof.

      "Basic Term Expiration Date" has the meaning set forth in Exhibit "I".

      "Beneficiary" means KG Aircraft Leasing Co., Ltd., an Irish corporation as the beneficial owner of the Aircraft under the Trust Agreement, together with its successors and, to the extent permitted hereunder, its assigns under the Trust Agreement.

      "Business Day" means any day other than a Saturday or a Sunday or other than a day on which commercial banking institutions in the cities of New York (or, in lieu thereof, another city designated by Beneficiary under Article 3.6), Denver or London, are authorized by law to be closed.

      "Cycle," with respect to the Airframe, an Engine or other engine, means one take-off and landing of the Airframe or other airframe on which such Engine or other engine is installed.

      "Damage Notification Threshold" has the meaning set forth on Exhibit  "I".

      "Delivery Date" for the Aircraft means the date of the Lease Supplement for the Aircraft, which date shall be the same date the Aircraft is delivered to, and accepted by, Lessee hereunder.

      "Dollars" or "$" means lawful currency of the United States of America.

      "Eligible Claim" has the meaning specified in Article 5.4.

      "Engine" means (i) each of the CFM International CFM56-3B2 engines specified by manufacturer's serial numbers in a Lease Supplement on the Delivery Date therefor, whether or not from time to time thereafter no longer installed on such Airframe or installed on any other aircraft; or (ii) any engine which may from time to time be substituted for an Engine pursuant to Article 9.2, 9.5 or 13.3 hereof; and (iii) any and all Parts, so long as the same shall be incorporated in or installed on or attached to such Engine or so long as title thereto shall remain vested in Lessor in accordance with the terms of Article 6 hereof after removal from such Engine.

      "Equipment" means, as the context may require, any or all of the Aircraft, Airframe, Engines and Loose Equipment then leased hereunder. An "item of Equipment" means, as the context may require, the Aircraft, Airframe, Engine or Loose Equipment then leased hereunder.

      "Event" means an event or occurrence which, with the passing of time and/or the giving of notice, would constitute an Event of Default.

      "Event of Default" shall have the meaning ascribed thereto in Article 14 hereof.

      "Event of Loss" with respect to the Aircraft, Airframe or any Engine shall mean any of the following events with respect to such property: (i) the loss of such property or of the use thereof due to the destruction of or damage to such property which renders repairs uneconomic or which renders such property permanently unfit for normal use by the Lessee for any reason whatsoever; (ii) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss, or an actual, constructive or compromised total loss; (iii) the theft or disappearance of such property or the confiscation, condemnation, or seizure of, or requisition of title to, or use of, such property by any governmental or purported governmental authority (other than a requisition for use by the United States Government, which in the case of any event referred to in this clause (iii) shall have resulted in the loss of possession of such property by the Company for a period in excess of (a) in the case of the requisition of title to such property by any governmental or purported governmental authority, 90 consecutive days, or (b) in any other case other than a requisition for use by the government of registry of the Aircraft or any instrumentality or agency thereof, 180 consecutive days, or
(c) in the case of a requisition for use by the government of registry of the Aircraft or any instrumentality or agency thereof such loss of possession shall be for a period in excess of 365 days (iv) the "grounding" of the Aircraft for a period of 180 days due to actions by a governmental body unless (a) the Lessee is diligently carrying forward in a manner which does not discriminate against the Aircraft all necessary or desirable steps to permit normal use of the Aircraft by the Lessee and (b) the Lessee has obtained the approval of such governmental body to operate, in the normal course of the Company's business, one similarly grounded aircraft in its fleet within one year from the time of "grounding," but in any event if the Aircraft has been "grounded" for a period of one year; and (v) with respect to an Engine only, any divestiture of title to such Engine treated as an Event of Loss pursuant to this Lease. An Event of Loss with respect to the Aircraft shall be deemed to have occurred if an Event of Loss occurs with respect to the Airframe.

      "Expiration Date" has the meaning specified in Article 3.1.

      "FAA" means the Federal Aviation Administration, the Administrator of the Federal Aviation Administration, or any person, governmental department, bureau, commission or agency succeeding to the functions of either of the foregoing in the United States of America.

      "Fair Rental Value" means the fair rental value of the Aircraft for the relevant period determined by an independent aircraft appraisal expert agreed upon by Beneficiary and Lessee, but if Beneficiary and Lessee are unable to agree on such expert, each of them will select such an expert and the experts so selected shall choose a third expert and the "Fair Rental Value" for such period will be the average of the two least disparate appraisals. The cost of any such appraisal(s) shall be borne equally by Beneficiary and Lessee.

      "Federal Aviation Act" shall mean the United States Federal Aviation Act of 1958, as amended.

      "Federal Aviation Regulations" shall mean the regulations issued or promulgated pursuant to the Federal Aviation Act from time to time.

      "Flight Hour" has the meaning specified in Article 5.4.

      "Government Entity" shall mean and include (i) any national government, political subdivision thereof, or local jurisdiction therein; (ii) any instrumentality, court, or agency of any thereof, however constituted; and (iii) any association, organization, or institution of which any thereof is a member or to which jurisdiction any thereof is subject or in whose activities any thereof is a participant.

      "Incentive Rate" means three percentage points above the prime rate of interest charged by The Chase Manhattan Bank, N.A. from time to time as its prime commercial lending rate, but, if prohibited by applicable law, the maximum contract rate permitted by applicable law.

      "Indemnitees" means Lessor and Beneficiary together in each case with their respective shareholders, subsidiaries, directors, officers, agents, employees, and such financial institutions as are providing financing of the Aircraft.

      "Inherent Defect" has the meaning specified in Article 5.4.

      "Law" shall mean and include (i) any statute, decree, constitution, regulation, order or any directive of any Government Entity; (ii) any treaty, pact or other agreement to which any Government Entity is a signatory party;
(iii) any judicial or official administrative interpretation or application of any thereof; and (iv) any amendment or revision of any thereof.

      "Lease Agreement," "this Lease," "this Agreement," "herein," "hereof," "hereunder" or other like words means this Lease Agreement as the same may hereafter from time to time be supplemented, amended, waived or modified pursuant to the applicable provisions hereof, including, without limitation, supplementation hereof by one or more Lease Supplements.

      "Lease Supplement" means a document substantially in the form of Exhibit "A" or Exhibit "F" hereto, to be entered into between Lessor and Lessee for the purpose of adding Lessor as a party to this Agreement and/or subjecting the Aircraft to the terms of this Lease Agreement or evidencing the expiration or termination of this Lease Agreement and the return of the Aircraft to Lessor.

      "Lessee's Interest" means that portion of the compensation paid by the U.S. Government in connection with a requisition of the Aircraft constituting an Event of Loss hereunder equal to the excess, if any, of (i) an amount equal to the present value, discounted at 7% per annum of fair market rentals, determined by independent appraisal, for the Aircraft for the balance of the Lease Term from the date of requisition minus (ii) the present value, discounted at the same rate, of the future rent payments due under this Agreement for the balance of the Lease Term from the date of the requisition.

      "Lessor's Tech Rep" means any person or organization designated as such by Beneficiary to Lessee from time to time; provided that such person or organization will not be an airline competing with Lessee, an affiliate thereof, or an employee of either thereof or a subsequent lessee of the Aircraft or a representative or employee thereof.

      "Lessor Liens" shall mean Liens arising as a result of (i) claims against Lessor or Beneficiary not related to the transactions contemplated by this Lease or which violate any obligation of Lessor or Beneficiary under this Lease
Agreement; or (ii) Lessor Taxes; or (iii) the financing of the Aircraft by Beneficiary or Lessor; or (iv) acts of Lessor or Beneficiary not contemplated and expressly permitted under this Lease; or (v) taxes, fees and other charges imposed against Lessor or any Indemnitee which are not indemnified against by Lessee pursuant to Article 8.2; or (iv) claims against Lessor or Beneficiary arising out of its transfer of all or any part of its interests in the Aircraft or this Lease, other than a transfer pursuant to Article 9 or 15 hereof.

      "Lessor Taxes" means taxes, fees and other charges:

            (a)   imposed  as  a  direct  result  of  activities  of  Lessor  or
                  Beneficiary in the jurisdiction imposing the liability unrelated to the transactions contemplated by this Agreement; or

            (b) taxes, fees and other charges imposed on Lessor or Beneficiary by any jurisdiction or taxing authority in which Lessor or Beneficiary, as applicable, is organized or has its principal place of business or is otherwise subject to taxation as a result of transactions unrelated to the transactions contemplated hereby (I) on, based on, or measured by, the gross or net income or gross or net receipts, including capital gains taxes, minimum taxes from tax preferences, alternative minimum taxes, branch profits taxes, accumulated earnings taxes, personal holding company taxes, succession taxes and estate taxes, and any state or local withholding taxes on, based on or measured by gross or net income or (II) on, or with respect to, or measured by, capital or net worth or in the nature of a franchise tax or a tax for the privilege of doing business (other than any such taxes, fees and other charges in the nature of sales, use, rental, ad valorem, license, property , value added or similar taxes)

            (c) taxes, fees and other charges on, or with respect to, or measured by, any trustee fees, commissions or compensation received by Lessor in its capacity as owner trustee under the Trust Agreement; or

            (d) taxes, fees and other charges that are being contested as provided in Article 8.2.

            (e) imposed with respect to any period commencing or event occurring prior to the Delivery Date or after the Expiration Date (other than the receipt of payments due hereunder after the Expiration Date); or

            (f) imposed as a direct result of the gross negligence or wilful misconduct of Lessor or Beneficiary;

            (g) imposed as a direct result of a voluntary or involuntary sale, transfer, assignment or disposition by Lessor or Beneficiary of all or any part of its interest in the Aircraft or this Agreement, except for any such sale, transfer, assignment or other disposition which has occurred as a result of the exercise of remedies hereunder, following the occurrence of an Event of Default; or

            (h) to the extent that same are imposed or arise as a direct result of a Lessor Lien.

            (i) taxes, fees and other charges resulting from the purchase or other acquisition by Lessor or Beneficiary of the Aircraft, any Engine or any Part or any interest therein; or

            (j) taxes, fees and other charges imposed against a transferee or assignee of Lessor or Beneficiary to the extent of the excess of such taxes, fees and other charges over the amount thereof which would have been imposed had there not been such a transfer or assignment; or

            (k) to the extent such taxes, fees or other charges (other than U.S. income taxes described in Article 8.2(ii)) result from any failure by Lessor or Beneficiary to file such returns, statements or other documentation as shall be reasonably available to Lessor or Beneficiary, as shall not subject Lessor or Beneficiary to unreasonable cost or expense, and as shall enable it to claim a reduced rate of tax or exemption from tax with respect to any taxes, fees and other charges subject to payment or reimbursement by Lessee hereunder and as to which, in the case of returns, statements or other documentation required by a change in applicable law or treaty after the Delivery Date, Lessee shall have notified Lessor and Beneficiary; or

            (l) to the extent that such taxes, fees and other charges constitute interest, fines or penalties if such interest, fines or penalties result from the failure to file or late filing of any tax return by Lessor or Beneficiary that is not a result of an act or omission of Lessee or a breach of any of Lessee's obligations under this Agreement.

      "Letter of Credit" shall mean the letter of credit delivered by Lessee pursuant to Articles 3.3 and 17 hereof, and any replacement therefor.

      "Letter of Intent" means the letter of intent executed March 26 and March 28, 1997 by Beneficiary and Lessee, respectively.

      "Letter of Quiet Enjoyment" means a letter of quiet enjoyment substantially in the form attached hereto as Exhibit "B" provided to Lessee from any transferee or assignee of Beneficiary and any holder of a security interest in the Aircraft.

      "Lien" means any mortgage, pledge, lien, charge, encumbrance, lease, security interest or claim.

      "Loose Equipment" shall mean the equipment described as such in Appendix C to Exhibit "A".

      "Loss" has the meaning specified in Article 8.1.

      "Maintenance Reserves" means the maintenance reserve payments payable by Lessee pursuant to Article 5.4 hereof.

      "Manufacturer" means The Boeing Company, in respect of the Airframe and CFM International in respect of the Engines.

      "Parts"   means   all   appliances,    components,   parts,   instruments,
appurtenances, accessories, furnishings and other equipment of whatever nature (excluding Engines or engines), so long as the same shall be incorporated in or installed on or attached to the Airframe or any Engine or so long as title thereto shall remain vested in Lessor in accordance with the terms of Article 6 hereof after removal from such Airframe or Engine.

      "Permitted Liens" has the meaning specified in Article 11.

      "Records"  means all items  referred to in clauses (i),  (ii) and (iii) of
Article 13.5.

      "Remarketing Commencement Date" has the meaning specified in Article
8.2.

      "Renewal Term" has the meaning set forth in Article 3.1 hereof.

      "Rent" means Basic Rent and Supplemental Rent.

      "Scheduled Aircraft Delivery" for the Aircraft means the scheduled date of delivery for the Aircraft set forth in Article 2.2 hereof.

      "Security Deposit" has the meaning specified in Article 3.3.

      "Severable Equipment" means severable components or systems installed on or affixed to the Airframe that are used to (i) provide individual telecommunications or electronic entertainment to passengers aboard the Aircraft, or (ii) provide capabilities to the Aircraft cockpit navigational or computer systems in addition to those which the Aircraft had when delivered to Lessee, if and for so long as such equipment shall be owned by, or shall be subject to a security interest, license or other interest of, another Person (other than any Affiliate of Lessee) in accordance with the provisions of
Article 6.4 hereof.

      "Supplemental Rent" means any and all amounts, liabilities, indemnities and obligations which Lessee assumes or agrees hereunder to pay to Lessor, Beneficiary and/or any Indemnitee, including Maintenance Reserves, Security Deposit and Agreed Value payments, but excluding Basic Rent.

      "taxes, fees and other charges" has the meaning specified in Article
8.2.

      "Term," in respect of the Aircraft, means the term for which the Aircraft is leased hereunder pursuant to Article 3.1 hereof.

      "Termination Value" means as of the Expiration Date the sum of:

            (i) the excess, if any, of the present value of the remaining monthly payments of Basic Rent during the Basic Term over the present value of the monthly Fair Rental Value of the Aircraft for the remainder of the Basic Term, in each case calculated using a discount rate of 7% per annum; plus

            (ii) any break funding and interest rate swap break costs actually incurred by Beneficiary in connection with the early termination of its financing, if any, then applicable to the Aircraft as a result of the termination of the Lease.

      "Trust Agreement" means the Trust Agreement to be entered into between First Security Bank, National Association (or another Trust Company), and the Beneficiary prior to the Delivery Date, as amended, modified or supplemented from time to time.

      "Wet Lease" means any arrangement whereby the Lessee agrees to furnish the Airframe and Engines or engines installed thereon to a third party pursuant to which such Airframe and Engines or engines (i) shall be operated solely by regular employees of the Lessee possessing all current certificates and licenses that would be required under the Federal Aviation Act for the performance by such employees of similar functions within the United States of America (it is understood that cabin attendants need not be employees of the Lessee), (ii) shall be maintained by the Lessee in accordance with its FAA-approved maintenance program, and (iii) shall be insured by the Lessee on its policy in accordance with the requirements of the Lease.

ARTICLE 2.  ACCEPTANCE UNDER THE LEASE

2.1   CONDITIONS PRECEDENT.

      Subject to and on the terms hereof, (i) Lessor hereby agrees to lease to Lessee hereunder, and Lessee hereby agrees to lease from Lessor hereunder, the Aircraft which shall be delivered to Lessee, such delivery to be evidenced by the execution by Lessor and Lessee of a Lease Supplement, and
      (ii) KG agrees to cause Lessor to lease the Aircraft to Lessee hereunder.

      2.1.1 LESSOR CONDITIONS. Lessor's and KG's obligation to lease the Aircraft hereunder shall be subject to satisfaction or waiver of the following conditions precedent. On or prior to the Delivery Date (except for (i) below), Lessor and KG shall have received:

          i. on the date of execution hereof, a resolution of the Board of Directors of Lessee, certified by the Secretary or an authorized officer of Lessee, duly authorizing the lease of the Aircraft hereunder and the execution, delivery and performance of this Lease, together with an incumbency certificate as to the person or persons authorized to execute and deliver such documents on behalf of Lessee;

         ii. copies of the certificate of incorporation and by-laws of Lessee, a good standing certificate, and copies of all consents, authorizations and approvals of any governmental agency or authority which are required in connection with the execution, delivery and performance of the Lease by Lessee ;

        iii. Uniform Commercial Code financing statements for filing in the State of Colorado reasonably satisfactory to KG and duly executed by Lessee; and

         iv. a letter from the process agent appointed by Lessee hereunder accepting such appointment.

      2.1.2 OTHER LESSOR CONDITIONS. With respect to the Aircraft to be leased hereunder, the following additional conditions shall be waived or complied with at or prior to the time the Aircraft is ready for delivery from Lessor to Lessee hereunder or on such earlier date as may be applicable to such condition:

          i. Lessor and KG shall have received the following on or before the Delivery Date for the Aircraft:

                  A. a copy of Lessee's maintenance program for the Aircraft;

                  B. a certificate signed by an Approved Insurance Broker as to the due compliance with the insurance provisions of Article 10 hereof with respect to the Aircraft;

                  C.    the Security Deposit described in Article 3.3;

                  D. a favorable opinion or opinions of counsel for Lessee, addressed to Lessor and Beneficiary and dated the Delivery Date for the Aircraft, concerning the matters set forth in clauses (i) through (v), inclusive, and clause (viii) of Article 4.2 hereof, and as to such other matters as KG shall reasonably specify;

                  E. a favorable opinion of United States counsel to KG as to such matters as KG may reasonably request;

                  F. a favorable opinion of Lytle, Soule & Curlee, special FAA counsel concerning the proper registration of, and recordation of Lessor's interest in the Aircraft;

                  G. such other documents as Lessor or KG may reasonably request.

         ii. Since March 31, 1997 there shall not have been any material adverse change in Lessee's financial condition, and on the Delivery Date for the Aircraft the following statements shall be true, and Lessor and KG shall have received a certificate signed by a duly authorized officer of Lessee, dated such Delivery Date, stating that:

                  A.    the representations and warranties  contained in Article
                        4.2 hereof are true and accurate on and as of such date as though made on and as of such date (except to the extent that such representations and warranties relate to an earlier date);

                  B. no event has occurred and is continuing, or would result from the lease of the Aircraft, which constitutes an Event or an Event of Default; and

                  C. all necessary approvals, authorizations, consents, licenses, certificates and orders of the FAA and any other governmental or regulatory authority having jurisdiction with respect to the ownership, use or operation of such Aircraft or the transactions contemplated by this Lease and required by the terms hereof to be obtained by Lessee have been obtained, and such approvals, authorizations, consents, licenses, certificates and orders are in full force and effect and constitute sufficient authorization therefor.

      2.1.3 LESSEE'S CONDITIONS.

      Lessee's obligation to Lease the Aircraft shall be subject to satisfaction or waiver of the following conditions precedent:

          i. DELIVERY CONDITION. The Aircraft shall be delivered to Lessee registered in Lessor's name in the United States with a valid standard certificate of airworthiness issued by the FAA, with all systems functioning in accordance with the Manufacturer's recommendations. Lessee shall have received at least 48 hours prior written notice of the proposed Delivery Date. In addition, the Aircraft shall comply with the delivery conditions defined in Exhibit "D" to this Lease. Except as so specified in this section and/or in Exhibit"D", the Aircraft shall be delivered to Lessee AS IS, WHERE IS, and upon acceptance by Lessee shall be without representation or warranty (except as to title) and subject to the exclusions from warranties set forth in Article 4.1.

         ii. OTHER CONDITIONS. The conditions set forth in Article 2.1.1(i), (ii) and (iv) and in Article 2.1.2(i)(F) and (G) and in Article 2.1.2(ii)(A) and (C), in each case with respect to Lessor and Beneficiary, mutatis mutandis, shall have been met. In addition, Lessee shall have received from Beneficiary a certificate, dated as of the Delivery Date, confirming that the representation and warranty of Beneficiary set forth in
                  Article 8.2 of the Lease is true and accurate.

2.2   TIME OF DELIVERY.

      Subject to the provisions of the next paragraph and satisfaction or waiver of the conditions set forth in Article 2.1, the Aircraft shall be delivered to Lessee, and Lessee shall accept delivery of the Aircraft on or about November 25, 1997 (the "Scheduled Aircraft Delivery") or such earlier or later date agreed mutually in writing by Beneficiary and Lessee. Beneficiary shall give Lessee at least 48 hours prior written notice of the proposed delivery of the Aircraft. The pre-delivery and delivery procedures are described in Exhibit "D" hereto. Lessee's acceptance of delivery of the Aircraft shall be evidenced by the execution by Lessee and Lessor of a Lease Supplement substantially in the form of Exhibit "A" hereto.

      If KG expects to be unable to cause Lessor to tender delivery of the Aircraft to Lessee on the Scheduled Aircraft Delivery date, KG shall notify Lessee as soon as practicable prior thereto. If Lessor shall not have tendered the Aircraft for delivery to Lessee by December 25, 1997 for any reason other than the failure of Lessee to fulfill its obligations hereunder, Lessee shall have the right, by written notice to KG, to terminate this Lease, and KG shall thereupon return the Security Deposit theretofore paid to Lessee, including interest thereon at the rate paid by KG's bank on such deposit. If Lessor tenders delivery of the Aircraft to Lessee on the Scheduled Aircraft Delivery Date, or prior to December 25, 1997 if there is a delay, and Lessee refuses to accept delivery for any reason other than the failure of Lessee's conditions precedent contained in Article 2.1.3 to have been met, KG may terminate this Lease and apply the Security Deposit theretofore paid, including interest thereon at the rate paid by KG's bank on such deposit against any actual damages suffered by it as a result of Lessee's breach. In any suit by Lessee or KG for breach of the obligation to take or deliver the Aircraft, as the case may be, such party's damages shall be limited to its actual damages suffered, and both Lessee and KG waive the right to claim consequential or similar damages.

2.3   PLACE OF DELIVERY.

      The Aircraft shall be delivered to Lessee hereunder, at KG's option, at BF Goodrich/Tramco in Everett, Washington, or Colorado Springs, Colorado or at such alternate site as may be agreed between Lessee and KG.

2.4   DELIVERY FUEL.

      Fuel in the tanks of the Aircraft at delivery shall be recorded in the Lease Supplement.

2.5   INDEMNITY.

            i. The Lessee shall indemnify and hold harmless the Indemnitees from and against any and all liabilities, damages, losses (including costs and expenses incidental thereto) arising by reason of death or injury to any observer or any employee of the Lessee, arising out of, or in any way connected with any demonstration flight and inspection of the Aircraft conducted pursuant to Exhibit "D" hereto.

            ii. The Lessor shall indemnify and hold harmless Lessee and its shareholders, affiliates, directors, officers, agents and employees from and against any and all liabilities, damages, losses (including costs and expenses incidental thereto) arising by reason of death or injury to any observer or any employee of the Lessor or any Indemnitee, arising out of, or in any way connected with any demonstration flight and inspection of the Aircraft conducted pursuant to Exhibit "D" hereto.

ARTICLE 3.  TERM AND RENT

3.1 TERM.

      The Aircraft shall be leased to Lessee hereunder for (i) a term commencing on the Delivery Date for the Aircraft and ending on the Basic Term Expiration Date (the "Basic Term"), and (ii) at Lessee's option, for an additional period of up to two (2) years (the "Renewal Term"), unless, in each case, earlier terminated as herein provided. If Lessee desires to exercise its option to extend the Term of this Lease for the Renewal Term, it shall give Beneficiary irrevocable written notice of such election not less than 180 days prior to the last day of the Basic Term specifying the length of the Renewal Term. The Renewal Term shall commence at the end of the Basic Term and shall continue to the date specified in such notice. If the Lessee exercises its option to extend the Term, the parties shall execute a Lease Supplement evidencing the extension of the Term prior to the end of the Basic Term. The date on which the Term of this Lease expires or earlier terminates is herein called the "Expiration Date".

3.2   BASIC RENT.

      Lessee shall pay to Beneficiary Basic Rent for the Aircraft monthly, in advance, on the Delivery Date and on the same day as the Delivery Date in each month thereafter during the Basic Term (or, if there is no such day in such month, on the last day of such month), and monthly in advance on the first day of the Renewal Term, if any, and on the same day of each month thereafter during the Renewal Term.

3.3   SECURITY DEPOSIT.

      Beneficiary has received from Lessee the sum of $[ ]* ([ ]* dollars) (the "Signing Deposit") in cash pursuant to the terms of the Letter of Intent.

      The Lessee shall pay to Beneficiary upon execution hereof $[ ]* (the "Second Deposit").

      In addition, Lessee shall pay to Beneficiary (i) $[ ] * on September 1, 1997 (the "Third Deposit") and (ii) on the Delivery Date, $[ ]* (the "Fourth Deposit").

      The Signing Deposit, the Second Deposit, Third Deposit and Fourth Deposit aggregating $[ ]* are collectively referred to as the "Security Deposit". Any cash portion of the Security Deposit shall be held by the Beneficiary in a separate interest bearing account until such time as it is applied to Lessee's obligations as herein provided or returned to Lessee. On or before the tenth day after the Delivery Date, Lessee shall provide a letter of credit in accordance with Article 17 for the Security Deposit; provided that if such Letter of Credit is provided on the Delivery Date, the Fourth Deposit shall not be payable by Lessee in cash. Upon the receipt of such letter of credit, Beneficiary shall reimburse to Lessee the Security Deposit, including interest thereon at the rate paid on such deposit by Beneficiary's bank.

      In the event that the Aircraft is not delivered to Lessee hereunder due to the fault of Lessee, Beneficiary shall have the right to apply the Security Deposit, including interest earned thereon, against any actual damages suffered by it as a result of Lessee's breach. In the event that the Aircraft is delivered to Lessee hereunder, the Security Deposit shall be held by the Beneficiary as security for the timely and faithful performance by Lessee of all of Lessee's obligations under this Lease, and Lessee hereby grants Beneficiary a security interest in all sums deposited under this Article 3.3. Lessee agrees to execute and file with the appropriate governmental entities any and all documents necessary and reasonably requested by Lessor to evidence and perfect such security assignment in favor of Beneficiary. If an Event of Default shall have occurred which is continuing in addition to all other rights Lessor and Beneficiary shall have under the New York Uniform Commercial Code as a secured party, Beneficiary may, but shall not be obligated to, use, apply, set-off or retain all or any portion of the Security Deposit in payment for sums due by Lessee, to compensate Lessor or Beneficiary for any sums advanced as a result of an Event of Default by Lessee or to apply toward any losses or expenses Lessor or Beneficiary actually incurs as a result of such Event of Default. If Beneficiary uses or applies all or any portion of such Security Deposit as provided above, such application shall not be deemed a cure of any Events of Default, and Lessee shall within five (5) days after written demand therefor deposit with Beneficiary in cash an amount sufficient to restore the Security Deposit to the aggregate amount of such Security Deposit prior to Beneficiary's use or application and Lessee's doing so shall be deemed a cure of any such Event of Default but the failure of Lessee to do so shall be a material breach of this Lease by Lessee. Provided that an Event of Default shall not have occurred and then be continuing and provided that Lessee shall have paid all amounts owing hereunder, any cash portion of the Security Deposit, including interest earned thereon, and any Letter of Credit shall be returned to Lessee at the end of the Term and Lessee's return of the Aircraft in compliance with Article 13 hereof; provided that if the Letter of Credit or any cash portion of the Security Deposit is not returned to Lessee because an Event of Default shall have occurred and then be continuing or any amount owed by Lessee shall then be unpaid, such Letter of Credit or cash portion of the Security Deposit, in each case, to the extent not applied hereunder shall be returned to Lessee at such time as, in the case of an Event of Default, such Event of Default is no longer continuing or Lessee's obligations under Article 15 have been satisfied in full, as the case may be, or, in the case of an unpaid amount owed by Lessee, such unpaid amount has been satisfied in full.

3.4   SUPPLEMENTAL RENT.

      Lessee also agrees to pay to Beneficiary, or the Person entitled thereto hereunder, any and all Supplemental Rent as the same shall become due and owing. Lessee will also pay to Beneficiary (or to the Person entitled thereto), as Supplemental Rent, on demand, interest at the Incentive Rate on any part of any Basic Rent not paid when due and on any other payment of Supplemental Rent not paid when due in accordance with the terms hereof for the period for which the same shall become due until the same shall be paid.

3.5   PAYMENTS ON BUSINESS DAY.

      If any date on which a payment of Rent becomes due and payable is not a Business Day, the Rent payment otherwise due and payable on such date shall be due and payable on the next Business Day (without interest being payable as a result of such delay) unless such Business Day falls in the next calendar month, in which case such amount shall be due on the preceding Business Day.

3.6   PLACE OF PAYMENT.

      Notwithstanding any other provision hereof, all payments of Rent (other than indemnity payments in favor of a Person other than Beneficiary) hereunder shall be payable in Dollars, in immediately available funds, to the Beneficiary's account at:

                        The Bank of Tokyo-Mitsubishi, Ltd., New York
                        Chips UID: 076 886 ABA No. 026 009632

                        A/C The Bank of Tokyo-Mitsubishi, Ltd.,
                          London Branch
                        12-15 Finsbury Circus
                        London EC2M 7BT
                        England

                        Tel:  44 171 577 1087
                        Fax:  44 171 577 1128

                        F/O KG Aircraft Leasing Co., Ltd.
                          Number 245662 Current Account

                  or at such other location in the United States as Beneficiary shall from time to time designate in writing.

3.7   PROHIBITION AGAINST SETOFF, COUNTERCLAIM, ETC.

      Lessee's obligation to pay Basic Rent and Security Deposit hereunder shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation: (i) any setoff, counterclaim, recoupment, defense or other right which Lessee may have against Lessor, Manufacturer, Beneficiary, or any other person for any reason whatsoever, (ii) any defect in the title, (iii) any defect in the airworthiness, condition, design, operation, or fitness for use, or any damage to or loss or destruction, of the Equipment, or any interruption or cessation in the use or possession thereof by Lessee for any reason whatsoever, (iv) any insolvency, bankruptcy, reorganization or similar proceedings by or against Lessee, or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing and Lessee hereby waives, to the extent permitted by applicable law, any and all rights which it may now have or which may at any time hereafter be conferred upon it by statute or otherwise to terminate, cancel, quit or surrender this Lease or the Equipment, or to any abatement, suspension, deferment or reduction of Rent, except in each case, with respect to any period in which Lessee's use of the Aircraft is adversely affected by Lessor's breach of the covenant set forth in Article 18.5 hereof.

ARTICLE 4.  REPRESENTATIONS AND WARRANTIES

4.1   LESSOR'S REPRESENTATIONS AND WARRANTIES.

      THE EQUIPMENT, ONCE ACCEPTED BY LESSEE HEREUNDER, IS LEASED HEREUNDER "AS-IS", EXCEPT FOR DISCREPANCIES (IF ANY) IDENTIFIED IN LEASE SUPPLEMENT NO. 1 WHICH LESSOR IS OBLIGED TO REMEDY AFTER ACCEPTANCE AND, NOTWITHSTANDING THE DELIVERY CONDITION REQUIRED HEREBY, ONCE ACCEPTED BY LESSEE THE PARTIES CONFIRM THAT (A) THE AIRCRAFT, THE AIRFRAME AND EACH ENGINE ARE OF A SIZE, DESIGN, CAPACITY AND MANUFACTURE SELECTED BY AND ACCEPTABLE TO LESSEE, (B) LESSOR IS NOT A MANUFACTURER OF PROPERTY OF SUCH KIND, AND (C) LESSOR AND BENEFICIARY HAVE NOT MADE, NOR SHALL BE DEEMED TO HAVE MADE, AND LESSOR AND BENEFICIARY WILL BE DEEMED TO HAVE EXPRESSLY DISCLAIMED, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE AIRWORTHINESS, CONDITION, VALUE, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS FOR USE FOR ANY PARTICULAR PURPOSE OF THE AIRCRAFT OR ANY PART THEREOF, AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP WITH RESPECT TO THE AIRCRAFT OR ANY PARTY THEREOF, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT OR ANY PART THEREOF; provided, however, Lessor warrants that on the Delivery Date, (i) the Lessor shall have whatever interest in and to the Aircraft that was conveyed to it by the Beneficiary; (ii) the Aircraft shall be free of Lessor Liens attributable to it in its individual capacity; and (iii) it is a "citizen of the United States" as defined in
      Section 40102 of Title 49 of the United States Code. Beneficiary warrants that on or prior to the Delivery Date, Beneficiary shall have caused good title to the Aircraft to be transferred to Lessor free and clear of all Liens other than any Lien permitted under clause (i) of Article 11 hereof.

      THE REPRESENTATIONS AND WARRANTIES OF LESSOR AND BENEFICIARY SET FORTH IN THIS ARTICLE 4 ARE EXCLUSIVE AND IN LIEU OF ALL OTHER REPRESENTATIONS AND WARRANTIES OF LESSOR AND BENEFICIARY WITH RESPECT TO THE EQUIPMENT, INCLUDING FITNESS FOR USE AND MERCHANTABILITY, WHETHER WRITTEN OR ORAL, EXPRESS OR IMPLIED.

      Beneficiary represents and warrants that:

      (i) Beneficiary is a limited liability company incorporated and existing under the laws of Ireland and has the power and authority to enter into and to perform its obligations under this Agreement;

      (ii) this Agreement has been duly authorized by all necessary corporate action on the part of Beneficiary, has been duly executed and delivered by Beneficiary and constitutes the valid, legal and binding obligation of Beneficiary enforceable in accordance with its terms except as may be limited by applicable bankruptcy, insolvency, moratorium and similar laws affecting creditors' rights generally and except as equitable remedies such as specific performance may be in the discretion of the courts;

      (iii) the execution and delivery by Beneficiary of this Agreement, and performance of any of the transactions by Beneficiary contemplated hereby, have received and Beneficiary has complied with, every necessary consent, approval, order, or authorization of, or registration with, or the giving of prior notice to, any Government Entity in Ireland having jurisdiction with respect to the execution and delivery of this Agreement or the validity and enforceability hereof or the satisfaction of all monetary and other obligations of Beneficiary hereunder; and

      (iv) the provisions of Article 18.1 and 18.10 concerning applicable law and jurisdiction are valid and binding on Beneficiary under the laws of Ireland and no provision of this Agreement is prohibited, unlawful or unenforceable under any such laws.

4.2   LESSEE'S REPRESENTATIONS AND WARRANTIES.

      Lessee represents and warrants that:

          i. Lessee is a corporation duly organized and existing in good standing under the laws of the State of Delaware, has full power, authority and legal right to own its properties and to carry on its business as presently conducted and to perform its obligations under this Lease; holds all licenses, certificates and permits from governmental authorities necessary for the performance of its obligations hereunder and is a "citizen of the United States" (as defined in section 40102 of the Federal Aviation Act) holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to chapter 447 of the Federal Aviation Act for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo.

         ii. This Lease has been duly authorized by all necessary action on the part of Lessee, does not require any approval of shareholders of Lessee, and neither the execution and delivery hereof nor the consummation of the transactions contemplated hereby nor compliance by Lessee with any of the terms and provisions hereof do or will violate any provision of the articles of incorporation or by-laws of Lessee or any law, rule, regulation, judgment, order or decree of any government or governmental instrumentality or court having jurisdiction over Lessee or any of its activities or properties, or do or will result in any breach of, or constitute any default under, or result in the creation of any Lien upon any property of Lessee under, any indenture, mortgage, deed of trust, conditional sale contract, loan or credit agreement, or other agreement or instrument to which Lessee is a party or by which Lessee or its properties may be bound (other than this Lease Agreement).

        iii. Except for the registration of the Aircraft and the filing of this Lease Agreement with the FAA and the filing of the financing statements referred to in Article 2.1.1(iii) hereof, neither the execution and delivery by Lessee of this Lease nor the performance by Lessee of any of the transactions contemplated hereby require the consent, approval, order or authorization of, or registration with, or the giving of notice to, the FAA, or any other domestic or foreign governmental authority.

         iv. This Lease has been duly executed and delivered by Lessee and constitutes, and each Lease Supplement when executed and delivered by Lessee will constitute, legal, valid and binding obligations of Lessee, enforceable in accordance with their terms except as such enforceability may be affected by bankruptcy, insolvency, reorganization or other laws of general application affecting creditors' or lessors' rights and except for general principles of equity.

          v. There are no suits or proceedings pending or, to the knowledge of Lessee, threatened in any court or before any regulatory commission, board or other administrative governmental agency against Lessee which may reasonably be expected to have a materially adverse effect on the financial condition of Lessee.

         vi. Lessee has filed or caused to be filed all tax returns which are required to be filed and has paid or caused to be paid all taxes shown to be due or payable on said returns and on any assessment received by Lessee, to the extent that such taxes have become due and payable.

        vii. The balance sheet of Lessee as of December 31, 1996 and the statements of income and retained earnings of the Lessee for the three fiscal years then ended and the balance sheet of Lessee as of March 31, 1997 (copies of each of which have been furnished to Beneficiary), are complete and correct and fairly set forth Lessee's financial condition as of such dates and the results of its operations for such periods, and since March 31, 1997, there has been no materially adverse change in such condition or operations.

       viii.      The   provisions  of  Articles   18.1  and  18.10   concerning
                  applicable law and jurisdiction are valid and binding on Lessee.

         ix. Lessee's maintenance program for the Aircraft complies with all FAA requirements.

          x. The principal place of business and chief executive office of the Lessee is the address set forth at the beginning of this Lease.

4.3   SUPPLIERS' WARRANTIES.

      Lessor hereby assigns to Lessee any and all warranties, representations, services, policies and product support plans of Manufacturer or any subcontractor, vendor or supplier of any Equipment or part hereof. Lessor authorizes Lessee, to the extent it may legally do so, to enforce in its own name such rights, claims and interests as Lessor or Beneficiary may have under any warranty, representation, service policy or product support plan of Manufacturer or any subcontractor, vendor or supplier of any Equipment, or part thereof, and to retain any benefit resulting therefrom to the extent the same relates to Lessee's interests in the Equipment under this Lease and is not compensation in respect of work performed on the Aircraft prior to the Delivery Date; provided, however, notwithstanding anything herein to the contrary, if at any time an Event of Default shall have occurred and be continuing: (i) at Beneficiary's option, the authorization hereby given to Lessee may be suspended until such time as no Event of Default which has occurred is then continuing or terminated when the Lease is terminated and Beneficiary shall be entitled to assert and enforce such rights, claims and interests, whether as substitute party plaintiff or otherwise, and Lessee shall cooperate with Beneficiary to enforce such rights, claims and interests and (ii) whether or not Beneficiary exercises its option under clause (i) above, Beneficiary shall be entitled to receive all proceeds resulting from any such assertion or enforcement or rights, claims or interests and, after deducting from the proceeds thereof all costs and expenses, including attorneys' fees that have been incurred by Beneficiary in connection therewith, Beneficiary may hold the remaining proceeds until Lessee shall have cured, or Beneficiary in writing shall have waived, all Events of Default, or at Beneficiary's option, if there is in existence an Event of Default, apply all or any such remaining proceeds to the payment of any obligation of Lessee at the time due hereunder and the balance, if any, shall be payable to Lessee when Lessee shall have cured, or Beneficiary shall have waived, all Events of Default. The assignment and authorization hereby given as to the Equipment shall be effective so long, and only so long, as such Equipment shall be subject to this Lease; provided, that Lessee may pursue claims after the end of the Term against maintenance providers subject to the same conditions set forth above in this Article 4.3; and provided further that the assignment and authorization shall be permanent and free of all conditions with respect to any item of Equipment which ceases to be subject to this Lease Agreement as the result of replacement or substitution in accordance with the terms hereof.

ARTICLE 5.  POSSESSION AND USE

5.1 POSSESSION.

      Subject to the right of Lessee to deliver possession of any item of Equipment to the Manufacturer thereof for testing or other similar purposes or to any Authorized Maintenance Performer for service, repair, maintenance or overhaul work on such item of Equipment or any part thereof or for alterations or modifications in or additions to such item of Equipment to the extent required or permitted by the terms of Articles 5 and 6 hereof or to any member of a pooling arrangement as provided in
      Article 6.2, Lessee shall not sublease, assign or otherwise transfer possession of any item of Equipment, or any part thereof, leased hereunder without the prior written consent of Beneficiary which consent will not be unreasonably withheld, but may be subject to such conditions as it reasonably deems necessary to protect its interests and the interests of Lessor; PROVIDED that a Wet Lease of 90 days or less (including all stated renewals) may be entered into without Beneficiary's consent so long as such Wet Lease is expressly subject and subordinate to this Lease and Lessee provides a copy thereof to Beneficiary upon commencement thereof. This Lease and all or any part of Lessee's rights hereunder shall not be assigned or otherwise in any way transferred or hypothecated by Lessee without the prior written consent of Lessor, and any purported assignment, transfer or hypothecation without the prior written consent of Lessor shall constitute an Event of Default hereunder and be void.

      Lessor agrees for the benefit of Lessee and for the benefit of any other holder of a security interest in any engine owned by Lessee, any lessor of any engine leased to Lessee and any conditional vendor of any engine purchased by Lessee subject to a conditional sale agreement or any other security agreement, that no interest shall be created hereunder in any engines so owned, leased or purchased and that neither Lessor nor its successors or assigns will acquire or claim as against Lessee or any such mortgagee, lessor or conditional vendor or other holder of a security interest or any successor or assignee of any thereof, any right, title, or interest in such engine as a result of such engine being installed on the Airframe; PROVIDED that such agreement of Lessor shall not be for the benefit of any lessor or secured party of an airframe leased to Lessee or purchased by Lessee subject to a conditional sale or other security agreement or for the benefit of any mortgagee or any other holder of a security interest in an airframe owned by Lessee on which Lessee then proposes to install an Engine, unless such lessor, conditional vendor, other secured party or mortgagee party has effectively agreed (which agreement may be contained in such lease, conditional sale or other security agreement or mortgage) that neither it nor its successors or assigns will acquire, as against Lessor or Beneficiary any right, title or interest in an Engine as a result of such Engine being installed on such airframe.

5.2   LAWFUL OPERATIONS; USE.

      Lessee will not permit any item of Equipment to be maintained, used or operated in violation of any law, rule, regulation or order of any government or governmental authority having jurisdiction (domestic or foreign), or in violation of any airworthiness certificate, license or registration relating to any item of Equipment issued by any such authority, unless (a) Lessee could not reasonably have known of such violation in advance or prevented it through commercially reasonable efforts or (b) the validity thereof is being contested in good faith and by appropriate proceedings, but only so long as, (i) such proceedings do not involve the likelihood of the sale, forfeiture or loss of any item of Equipment or interest therein, and (ii) such violation will not subject Lessor or Beneficiary to any criminal liability. Lessee shall base and use the Equipment solely in its commercial airline operations, and shall not use or permit the use of any item of Equipment for any purpose for which such item of Equipment is not designed and reasonably suitable.

5.3   MAINTENANCE.

      Lessee, at its own cost and expense shall, subject to Articles 5.4 and 6.3: (i) cause an Authorized Maintenance Performer to service, repair, maintain, overhaul and test each item of Equipment leased hereunder (A) so as to keep such item of Equipment in the same condition as when delivered to Lessee hereunder (except as otherwise permitted hereunder), ordinary wear and tear excepted, and in good operating condition, (B) so as to keep the Aircraft in the condition as may be necessary to enable the airworthiness certification of such Aircraft by the FAA to be maintained in good standing (except for periods when such airworthiness certificate is not in effect due to the performance of maintenance or overhaul of the Equipment and periods when the airworthiness certificates of 737-300 aircraft in general are withdrawn or suspended by the FAA) and (C) in strict compliance with Lessee's overhaul and maintenance program approved by the FAA (ii) comply with all airworthiness directives issued by the FAA prior to the Expiration Date having a mandatory compliance date prior to 12 months after the Expiration Date; (iii) maintain all records, logs and other materials required by the FAA to be maintained with respect to such Equipment; (iv) promptly furnish to Lessor such information as may be required to enable Lessor and/or Beneficiary to file any reports required to be filed by Lessor and/or Beneficiary with any governmental authority because of Lessor's ownership of the Equipment.

5.4   MAINTENANCE PAYMENTS.

          i.      DEFINITIONS.

                  In this Article 5.4, the following expressions shall have the meanings respectively ascribed thereto:

            ELIGIBLE CLAIM          means a claim  submitted  by the  Lessee for
                                    payment  or   reimbursement   of  the  costs
                                    incurred   (including   labor,   parts   and
                                    materials)  in  performing  or causing to be
                                    performed  in  relation  to the  Aircraft in
                                    accordance with such maintenance program any
                                    or all of the maintenance processes referred
                                    to in Article 5.4 (iii) (a) and (b);provided
                                    that,  subject to the  provisions of Article
                                    5.4(vi)(d)  hereof,  the  amount  payable or
                                    reimbursable  hereunder  with  respect to an
                                    Eligible Claim shall not include those costs
                                    attributable to the repair of foreign object
                                    or other  accidental  damage to the Aircraft
                                    or any Engine,  negligent or other  improper
                                    maintenance,      repair,      modification,
                                    alteration, use or operation of the Aircraft or any Engine, or an Inherent Defect or any cost which is reimbursable from insurance or warranty claims.

            FLIGHT HOUR             means  with  respect to the  Airframe,  each
                                    hour  or  part  thereof   (measured  to  one
                                    decimal place) which elapses from takeoff to
                                    touchdown  and with  respect to each Engine,
                                    each hour or part  thereof  (measured to one
                                    decimal place) which elapses from takeoff to
                                    touchdown  (whether such Engine is installed
                                    on the  Airframe  or another  airframe),  in
                                    each  case  as  recorded  in  the   relevant
                                    aircraft   log   book   or  the   applicable
                                    technical records for the item of Equipment.

            HOURLY RATE means the hourly rate payable by way of maintenance reserve in respect of each complete Flight Hour (pro rata for part thereof) for the Airframe and each Engine.

            INHERENT DEFECT means any defect in the Aircraft or any part thereof arising out of a fault or error in the design, manufacture or construction thereof.

         ii.      MAINTENANCE RESERVE PAYMENTS.

                  The Lessee shall pay Maintenance Reserves to the Beneficiary throughout the Term of this Lease for the period commencing on the Delivery Date, monthly in arrears on the 15th day of each month, each payment to be made in respect of the previous calendar month based on a utilization report to be furnished by Lessee on the 15th day of each month; provided always that the final payment shall be made on the date on which the Term expires in respect of that part of the calendar month ending on that date. Each payment shall be calculated by multiplying the applicable Hourly Rate or per Cycle rate by the number of Flight Hours or Cycles, as the case may be, flown by the Airframe or each Engine, as applicable, as evidenced by the relevant aircraft log book for the relevant period.

        iii.      MAINTENANCE RESERVE ACCOUNTS.

                  Beneficiary shall maintain for its own purposes one account in respect of each of the following maintenance processes:

            (a) the Airframe heavy maintenance (C-7) or equivalent check (but excluding rotable repairs) and landing gear overhauls; and

            (b) two such accounts for each Engine (which expression shall, for this purpose, not extend to any rotable components or Engine components forming part of a quick engine change ("QEC") assembly, nose cowl and thrust reverser) one for off-wing scheduled maintenance and the accomplishment of comparable work performed during unscheduled shop visits, and the other for Engine life limited part ("LLP") replacement, but excluding, in each case, QEC repair, foreign object damage, operational misuse and Lessee's negligence.

                  Auxiliary  power  unit  maintenance  is  not  covered  by  the
                  Maintenance Reserves. The five Maintenance Reserve accounts are to be maintained by the Beneficiary for its own administrative convenience. Maintenance Reserves shall accrue interest at the rate offered by Beneficiary's bank for one month deposits from time to time. Interest accrued on Maintenance Reserves shall be credited monthly and available for the payment of Eligible Claims. The amount available for the payment of Eligible Claims shall be the amount paid by Lessee with respect to the relevant Maintenance Reserve account plus interest accrued thereon.

         iv.      RATES.

            The Hourly Rate and per Cycle rate payable shall be as set forth on Exhibit "I" hereto:

          v.      ADJUSTMENT OF HOURLY RATES.

            The Hourly Rates for Engine off-wing scheduled maintenance are computed on the basis of 1.7 Flight Hours per Aircraft Cycle. On each anniversary of the Delivery Date during the Term, the total Engine Flight Hours for each Engine recorded in respect of the previous twelve months shall be compared with the Cycles flown for such Engine and, the Hourly Rate for such Engine applicable with respect to Maintenance Reserve payments due from Lessee after such adjustment and prior to the next annual adjustment shall be as provided in Exhibit C hereof for such recomputed ratio of Flight Hours to Cycles.

         vi.      APPLICATION OF MAINTENANCE RESERVES.

            (a) Beneficiary's obligation to reimburse Lessee for any Eligible Claims referred to in Article 5.4 (i)/(iii) is subject to the conditions that: (i) before any work with respect to such Eligible Claim is performed, Lessee shall notify Beneficiary of the proposed date of the check or shop visit and the work to be performed (to the extent then known to Lessee); and (ii) following completion of the work with respect to such Eligible Claim, the Lessee shall present to Lessor's Tech Rep all worksheets, invoices, vouchers and/or receipts with respect thereto which are reasonably necessary to establish the amount of such Eligible Claim;

            (b) Within 20 days after Lessor's Tech Rep receives such documentation, Beneficiary will pay the amount of the Eligible Claim to Lessee by making a drawdown against the amount in the applicable Maintenance Reserve account. In the event that the amount of such Eligible Claim exceeds the amount available for reimbursement thereof pursuant to the terms hereof, the Lessee shall be responsible for the payment of such excess.

                  The cost of replacement of LLPs at the first scheduled shop visit for each Engine after the Delivery Date shall be allocated as follows: (i) Beneficiary's share of the cost of any LLP shall be an amount equal to the cost of the LLPs replaced during such shop visit times a fraction the numerator of which is the number of Cycles accumulated on the LLP prior to the Delivery Date and the denominator is the number of Cycles accumulated on the LLP since it was installed in such Engine and (ii) the Lessee's share shall be the cost of the LLP minus the Beneficiary's share. The Lessee may draw down from respective LLP accounts of the Maintenance Reserves for its share of the cost of such first scheduled shop visit, but if the Lessee's share of such cost exceeds the amount in such account Lessee will pay the difference. Beneficiary will pay its share at the time Lessee draws from the Maintenance Reserves.

                  Notwithstanding anything else to the contrary contained in this Lease, in no event shall the Beneficiary be obligated to pay any amounts with respect to Eligible Claims (whether out of the applicable reserve account or otherwise) so long as an Event under Article 14.1(a) or an Event of Default shall have occurred and be continuing.

            (c) Any repair or overhaul work that is performed by Lessee shall be billed at Lessee's actual, fully-burdened labor cost (not to exceed 130% of direct cost) and without any mark-up in the cost of materials. If work is done by a company affiliated with Lessee, charges made by such affiliate shall be reasonable market rates for such maintenance work.

            (d) For the avoidance of doubt, Maintenance Reserves in respect of the Engines may be used for (i) the cost of a repair or overhaul of an Engine which would otherwise be reimbursable from the Maintenance Reserves and which is undertaken at the same time as other remedial work which is excluded from reimbursement (for example repair of a foreign object damage) subject to the requirements of Article 5.4(vi)(a), and (ii) to pay for the cost of bringing any Engine into compliance with the return conditions hereof.

            (e) NEITHER LESSOR NOR BENEFICIARY SHALL HAVE ANY DUTY TO LESSEE TO DETERMINE WHETHER ANY ITEM OF EQUIPMENT IS REQUIRED TO BE OVERHAULED OR MAINTAINED, OR TO OBSERVE OR INSPECT THE OVERHAUL OR MAINTENANCE OF ANY ITEM OF EQUIPMENT, AND NEITHER LESSOR NOR BENEFICIARY SHALL INCUR ANY LIABILITY OR OBLIGATION TO LESSEE BY REASON OF THE FAILURE OF ANY EQUIPMENT TO BE PROPERLY OVERHAULED OR MAINTAINED AFTER THE DELIVERY DATE OR BY REASON OF LESSOR'S OR BENEFICIARY'S ELECTION TO OBSERVE OR INSPECT OR NOT TO OBSERVE OR INSPECT ANY OVERHAUL OR MAINTENANCE OF ANY ITEM OF EQUIPMENT.

        vii. Lessee acknowledges that the Maintenance Reserve payments for an item of Equipment shall become the unencumbered property of Beneficiary upon payment thereof by Lessee, free of any claims or rights thereto by Lessee and any Maintenance Reserves remaining at the end of the Term shall belong to Beneficiary provided that, if an Event of Loss occurs with respect to the Aircraft or the Airframe, any Maintenance Reserves then remaining shall be paid to Lessee upon satisfaction of Lessee's obligation under Article 10 to pay, or cause to be paid, the Agreed Value and all other amounts then due hereunder, to Beneficiary. To the extent Maintenance Reserve payments are used to pay for the cost of any overhaul or maintenance contemplated in this Article 5.4, any recoveries from Manufacturer or any subcontractor, vendor or supplier in respect thereof shall be for the exclusive benefit of Beneficiary.

                  On the 15th day of each month, Lessee shall notify Beneficiary and Lessor's Tech Rep of the number of Flight Hours and Cycles which have been accumulated on the Airframe and the number of Flight Hours and Cycles that have been accumulated on each Engine during the preceding calendar month, and Lessee shall provide Beneficiary and Lessor's Tech Rep with such supporting information and documentation as Beneficiary or Lessor's Tech Rep may from time to time reasonably request.

5.5   REGISTRATION AND INSIGNIA.

      Lessee agrees that it will at all times at Beneficiary's expense cooperate with Lessor and Beneficiary in maintaining the U.S. registration of the Aircraft. Upon delivery of the Aircraft, Lessee shall fasten or cause to be fastened and maintained in the cockpit of the Aircraft adjacent to the airworthiness certificate for the Aircraft and on each Engine, in a prominent location, metal nameplates at least three inches by five inches bearing the following legend:

                  "First Security Bank, National Association
                            Owner Trustee and Lessor"

      Except as above provided, Lessee will not allow the name of any person, firm or corporation to be placed on the Airframe or any Engine as a designation that might be interpreted as a claim of ownership or to a Lien thereon; provided, however, Lessee may cause the Airframe to be painted with its name and in its livery during the Term hereof.

ARTICLE 6. REPLACEMENT AND POOLING OF PARTS; ALTERATIONS; MODIFICATIONS AND ADDITION

6.1 REPLACEMENT OF PARTS.

      Lessee, at its own cost and expense (but subject to Article 5.4 and 6.3 hereof), will replace as promptly as practicable all Parts which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use. All replacement Parts shall be free and clear of all Liens other than Permitted Liens and shall be in as good operating condition as, and shall have a value and utility at least equal to, the Parts replaced, assuming such replaced Parts were in the condition and repair required to be maintained by the terms hereof.

      All Parts at any time removed from the Airframe or any Engine shall remain the property of Lessor, no matter where located, until such time as such Parts shall be replaced by parts owned or paid for by Lessee (or provided by a Manufacturer or service provider pursuant to a warranty, service contract or similar agreement) and incorporated or installed in or attached to such Airframe or Engine in compliance with the requirements for replacement Parts specified above. Immediately upon any such replacement Part becoming incorporated or installed in or attached to the Airframe or an Engine as above provided, without further act: (i) title to such replacement Part shall thereupon vest in Lessor, (ii) such replacement Part shall become subject to this Lease and be deemed part of such Airframe or Engine, as the case may be, for all purposes hereof to the same extent as the Part originally incorporated or installed in or attached to such Airframe or Engine, and (iii) title to the removed Part shall thereupon vest in Lessee, free and clear of all Lessor Liens and all rights of Lessor and Beneficiary, and shall no longer be deemed a Part hereunder.
6.2   POOLING OF ENGINES AND PARTS.

      (i) The Lessee may subject the Engines to normal interchange or pooling agreements with the Manufacturer or responsible scheduled commercial air carriers customary in the airline industry and entered into by Lessee in the ordinary course of business so long as (a) such Engine is required to be returned to Lessee within two (2) months, (b) no transfer of title to the Engine occurs (or if such transfer of title occurs it will be treated as an Event of Loss), (c) the other terms of this Lease continue to be observed with respect to the Engines and (d) Lessee continues to be fully responsible to Lessor for the performance of all obligations hereunder relating to such Engines

      (ii) Any Part  removed  from the  Airframe  or an  Engine as  provided  in
      Article 6.1 may be subjected by Lessee to a normal pooling arrangement customary in the airline industry entered into in the ordinary course of Lessee's business, provided the part replacing such removed Part shall be incorporated or installed in or attached to the Airframe or Engine in accordance with Article 6.1 as promptly as possible after the removal of such removed Part. In addition, any replacement part when incorporated or installed in or attached to the Airframe or any Engine in accordance with
      Article 6.1 may be owned by an air carrier subject to such a normal pooling arrangement, provided Lessee, at its expense, as promptly thereafter as possible either (a) causes title to such replacement part to vest in Lessor in accordance with Article 6.1 by Lessee acquiring title thereto for the benefit of, and transferring such title to, Lessor free and clear of all Liens other than Permitted Liens, or (b) replaces such replacement part by incorporating or installing in or attaching to the Airframe or Engine a further replacement part owned by Lessee free and clear of all Liens other than Permitted Liens, and causing title to such further replacement part to vest in Lessor in accordance with Article 6.1

6.3   ALTERATIONS, MODIFICATIONS AND ADDITIONS.

      Subject only to the last paragraph of this Article 6.3, Lessee, at its own expense, shall make such alterations and modifications in and additions to the Equipment as may be required from time to time by the FAA or other governmental authority having jurisdiction, unless the validity thereof is being contested in good faith and by appropriate proceedings (but only so long as (i) such proceedings do not involve the likelihood of sale, forfeiture or loss of any Equipment, or any interest therein and (ii) such proceedings do not subject Lessor or Beneficiary to any criminal liability).

      In addition, Lessee, at its own expense, may from time to time make such alterations and modifications in and additions to each item of Equipment as Lessee may deem desirable in the proper conduct of its business, provided that no such alteration, modification or addition diminishes the value or utility of such item of Equipment or impairs the condition or airworthiness thereof below the value, utility, condition and airworthiness thereof immediately prior to such alteration, modification or addition, assuming such item of Equipment was then of the value and utility and in the condition and airworthiness required to be maintained by the terms of this Lease; provided further that no such alteration, modification, or addition with an estimated cost in excess of $[ ]* shall be made (other than an alteration, modification, or addition required to be made pursuant to the first sentence of this Article 6.3 or as provided in Article 6.4) without the prior written consent of Beneficiary. Any permitted modification shall be made in accordance with, and in compliance with, FAA-approved modification documentation, any FAA certification issues shall have been addressed to Lessor's Tech Rep's reasonable satisfaction, and copies of all such documentation will be supplied to Lessor's Tech Rep. Title to all Parts incorporated or installed in or attached or added to any item of Equipment as the result of such alteration, modification or addition shall, without further act, vest in Lessor; provided, however, that so long as no Event under Article 14.1(a) or Event of Default shall have occurred and be continuing, at any time during the Term in effect for an item of Equipment, Lessee may remove any Part from such item of Equipment, provided that (i) such Part is in addition to, and not in replacement of or in substitution for, any Part originally incorporated or installed in or attached to such item of Equipment at the time of the delivery thereof hereunder or any Part in replacement of, or substitution for, any such Part, (ii) such Part is not required to be incorporated or installed in or attached or added to such item of Equipment pursuant to the terms of the first sentence of this
      Article 6.3, and (iii) such Part can be removed from such item of Equipment without causing any material damage thereto and without diminishing or impairing the value, utility, condition or airworthiness which such item of Equipment would have had at such time had such alteration, modification or addition not occurred. Upon the removal by Lessee of any such Part as provided above, title thereto shall, without further act, vest in Lessee free of Lessor Liens and all rights of Lessor and Beneficiary and such Part shall no longer be deemed a Part hereunder. Any Part not removed by Lessee as above provided prior to the return of the item of Equipment to Lessor hereunder shall remain the property of Lessor.

      Neither Lessor nor Beneficiary shall bear any liability or cost for any alteration, modification, addition, or for any grounding or suspension of certification of any item of Equipment or for loss of revenue; provided always, however, that in the event that the cost (material and labor) of
      (i) compliance with any airworthiness directive ("AD") issued by the FAA during the Term which requires terminating action during the Term, or within twelve months after the Expiration Date or (ii) compliance with any regulatory requirement necessary for the Aircraft to meet FAR Part 121, exceeds $[ ]*, Lessee shall pay the first $[ ]* and the excess will be shared between Lessee and Beneficiary as follows. The Beneficiary's share shall be calculated by application of the following formula:

            [1 - (N - M)/(300 - (X + M))] x (C - $[     ]*)

            where,

            "N"   equals 120;

            "M" equals the number of whole months of the Term that have elapsed as of the date of actual compliance with such AD or regulatory change;

            "X" equals the number of whole months from the date of manufacture of the Aircraft to the Delivery Date; and

            "C" equals the cost of compliance with such AD or regulatory change.

      The Lessee's share will be the balance. If during any calendar year Lessee is required to comply with more than ten (10) ADs and/or regulatory changes, and the cost to Lessee of such compliance exceeds $[ ]* in such calendar year, then Beneficiary will contribute to the eleventh (11th) and any subsequent AD or regulatory change during such calendar year in accordance with the above formula without deducting $[ ]* from "C."

Lessee shall give Beneficiary prior written notice of any such AD or FAR before commencing any alteration, modification or addition of the Aircraft with respect thereto. Any work that is performed by Lessee with respect to any such AD or FAR shall be billed at Lessee's actual fully burdened labor cost (which shall not exceed 130% of direct cost) and without any mark-up in the cost of materials. Lessee shall provide to Lessor's Tech Rep all original invoices, work sheets and or receipts reasonably necessary to establish costs for which reimbursement is sought, and Beneficiary shall reimburse Lessee for its share of any eligible costs within 20 days of receipt of such documentation.

6.4   CERTAIN MATTERS REGARDING SEVERABLE EQUIPMENT.

      Lessee  may at any time and from time to time,  so long as no Event  under
      Article 14.1(a) or Event of Default has occurred and is continuing, install on the Airframe, subject to the requirements of the second paragraph of Article 6.3 above, Severable Equipment that is (i) owned by another Person and leased to Lessee, (ii) sold to Lessee by another Person subject to a conditional sale contract or other retained security interest, (iii) leased to Lessee pursuant to a lease which is subject to a security interest in favor of another Person or (iv) installed on the Aircraft subject to a license granted to Lessee by another Person, and in any such case (A) Lessor will not acquire or claim, as against any such other Person, any right, title or interest in any such Severable Equipment solely as a result of its installation on the Airframe, (B) Lessee shall notify such Person of Lessor's and Beneficiary's respective interest in the Aircraft, and (C) Lessee shall procure that, and such Person shall confirm in writing to Lessor that, upon the occurrence of any default under the applicable lease, conditional sale agreement, security agreement or license, such Person shall not be entitled to detain the Aircraft or repossess such Severable Equipment unless it shall, in connection with such repossession, restore the Aircraft to the condition it would have been in had the installation of such Severable Equipment not occurred.

ARTICLE 7.  INSPECTION; FINANCIAL INFORMATION; RECORD

7.1 INFORMATION AND INSPECTION.

      During the Term of this Lease, Lessee shall furnish to Lessor and Beneficiary such additional information concerning the location, condition, modification status, compliance with the maintenance program, installed equipment, use and operation of each item of Equipment as Lessor or Beneficiary may reasonably request, and Lessee shall permit any person designated by Lessor or Beneficiary in writing (other than a person who is not eligible to be designated as Lessor's Tech Rep unless such person is inspecting the Aircraft in connection with Beneficiary's remarketing efforts during the final year of the Lease or during the continued existence of an Event of Default), at Beneficiary's expense (or if an Event under 14.1(a) or an Event of Default has occurred and is continuing, at Lessee's expense), to inspect each item of Equipment, its condition, use, and operation and the Records maintained in connection therewith, and to meet with the principal officers of Lessee, all at such reasonable times and as often as Lessor or Beneficiary may reasonably request so that such inspections and meetings do not unreasonably interfere with the operation or maintenance of the Aircraft or the conduct of the business of Lessee. Any such inspection of the Aircraft shall be a visual walk-around inspection which shall not include opening any panels, bays or the like or any disassembly or removal of components which are not then opened, disassembled or removed in the course of Lessee's maintenance of the Aircraft at the time of such inspection. Lessor and Beneficiary shall have no duty to make any such inspection and shall not incur any liability or obligation by reason of not making such inspection.

7.2   FINANCIAL INFORMATION.

      Lessee also agrees to furnish Lessor and Beneficiary with the following during the Term of this Lease;

          i. within one hundred twenty (120) days after the end of each fiscal year of Lessee (or such longer period of time as agreed by Lessor and Lessee), a balance sheet and statements of income and retained earnings of Lessee, as of the close of such fiscal year, setting forth in comparative form the figures for the previous fiscal year, as certified by independent public accountants, including their certificate and accompanying comments;

         ii. promptly upon their becoming available, copies of all regular and periodic reports filed by Lessee with the Securities and Exchange Commission and the principal securities exchange on which the common stock of Lessee is listed; and

        iii. such other information concerning Lessee as Beneficiary may from time to time reasonably request.

7.3   REPORTS OF AIRCRAFT USE.

      Without limiting Lessee's other obligations under this Lease, Lessee shall also provide in a timely manner Beneficiary with details of: (i) replacement of Engines, auxiliary power unit, avionics, undercarriage and control surface changes (and the reason for such changes), (ii) major repairs in excess of the Damage Notification Threshold, modifications, alterations and additions to an item of Equipment, (iii) service bulletins and airworthiness directives applicable to and accomplished with respect to any item of Equipment, (iv) copies of any repair or modification drawings and approvals or data covering any unique or non-standard modifications to an item of Equipment, in each case with respect to such preceding calendar month; and (v) within 30 days of the end of each calendar year of the Term copies of Lessee's work papers prepared to apportion Lessee's usage of the Aircraft among the various states. In the case of (i), (ii), (iii) and (iv), the data shall be provided on a monthly basis.

ARTICLE 8.  INDEMNIFICATION BY LESSEE.

8.1   GENERAL INDEMNITY.

      Lessee agrees to pay, and on demand to indemnify and hold harmless, Lessor, Beneficiary and their respective successors, assigns, agents and servants, from and against any and all claims, damages, losses, liabilities (including, but not limited to, any claim or liability for strict liability in tort or otherwise, including, without limitation, liability arising under any applicable environment, noise or pollution control statute, rule or regulation), demands, suits, judgments, causes of action and all legal proceedings, whether civil or criminal, penalties, fines and other sanctions, and any costs and expenses incurred in connection therewith, including attorney's fees, which may result from, relate to or arise out of the condition, lease, sub-lease, possession, use or operation of any item of Equipment, or which may be caused by any defect in any item of Equipment, latent or otherwise, arising from the material or any article used therein or from the design, testing or use thereof or from any maintenance, service, repair, overhaul or testing thereof, (any such basis for an indemnity set forth above being referred to herein as a "Loss"); provided, however, that in all cases referred to in this Article 8.1, excluding any Loss to the extent that such Loss (i) is the subject matter of another indemnity provision of this Lease
      Agreement or consists of a cost or expense imposed on Lessor or Beneficiary by the terms hereof or is incurred by Lessor or Beneficiary in performing its obligations to Lessee hereunder, (ii) arises as a result of the wilful misconduct or gross negligence of any Indemnitee, (iii) arises as a result of Lessor Taxes or a Lessor Lien or any breach by any Indemnitee of its representations or obligations hereunder, (iv) is caused by acts, omissions or events which occur following the return of possession of the Aircraft to Lessor or its designee at a time when no Event or Default shall have occurred and then be continuing, (v) consists of costs, fees or expenses related to the negotiation preparation or execution of the Letter of Intent or the Lease Agreement, (vi) consists of costs, fees or expenses arising out of the acquisition or transfer by Lessor or any Indemnitee of any interest in the Aircraft or this Lease Agreement except any such transfer in connection with the exercise of remedies hereunder in accordance with the terms of Article 15 hereof after the occurrence of an Event of Default or as a result of a replacement of a Part or an Engine pursuant to Article 6.1 or 9.2 hereof, (vii) arises out of or results from acts of any Indemnitee prior to the Delivery Date,
      (viii) is one with respect to which the Indemnitee has a right to participate in a proceeding with respect to such Loss, if such Indemnitee refuses to implead, to the extent reasonable and practicable, any party whom Lessee believes is ultimately responsible with respect to such Losses or to assert, to the extent reasonable and practicable, any cross-Losses Lessee deems appropriate where it in not possible for Lessee to assert such rights itself, (ix) relates to the performance by any Indemnitee of its obligations under this Lease Agreement or arising out of any default under any financing of any item of Equipment that is not an Event of Default hereunder, (x) arises, out of any change in any agreement related to the financing of the Aircraft, any Engine or any Part thereof, unless Lessee has expressly agreed to undertake such obligations, and/or (xi) relates to the costs, fees and any other out-of-pocket expenses incurred in connection with the establishment, maintenance or restructuring of the financing or refinancing of the Aircraft or any Indemnitee's interest in the trust estate established under the Trust Agreement or the creation or maintenance of such trust estate or to any action or dispute between the parties to any agreement with respect to the financing of any Item of Equipment not resulting from the occurrence and continuance of an Event of Default hereunder.

      Notwithstanding anything to the contrary contained in this Article 8.1, the indemnification provided for herein shall not include indemnification of any person in such person's capacity as designer, manufacturer of or maintenance performer for the Aircraft, any Engine or any Part.

      The following shall apply to all claims for indemnity under this Article 8.1: an Indemnitee shall promptly notify Lessee of any claim as to which indemnification is sought upon obtaining actual knowledge thereof; provided that the failure to provide such notice shall not release Lessee from any of its obligations to indemnity hereunder or from any other obligation that the Lessee may have to such Indemnitee at law or in equity (provided that Lessee's obligations to indemnify hereunder shall in no event be increased due to such a failure to provide notice and no payment by Lessee to such Indemnitee shall be deemed to constitute a waiver or release of any right or remedy which Lessee may have against such Indemnitee for any damages as a result of such failure to provide notice). Subject to the rights of insurers under policies of insurance maintained by Lessee, Lessee shall investigate, and provided no Event under Article 14.1(a), (b), (f) or (g) of the Lease or Event of Default under the Lease shall have occurred and be continuing, at its sole cost and expense, defend or compromise (other than with respect to a compromise of a non-monetary claim the compromise of which shall adversely affect such
      Indemnitee,)  any claim for which  indemnification  is sought  under  this
      Article 8.1, and the Indemnitee shall cooperate, at Lessee's expense, with all reasonable requests of Lessee in connection therewith; provided that if such an Event or Event of Default has occurred and is continuing, the applicable Indemnitee shall in good faith contest such claim at the request and expense of Lessee; and provided further that such proceedings do not involve the likelihood of loss or forfeiture of title to the Aircraft (unless Lessee shall have posted a bond or other security reasonably satisfactory to such Indemnitee in respect of such risk) or any material risk of any civil or criminal penalty being assessed against any Indemnified Person. Where Lessee or the insurers under a policy of insurance maintained by Lessee undertake the defense of an Indemnitee with respect to a claim, no additional legal fees or expenses of such
      Indemnitee in connection with the defense of such claim shall be indemnified hereunder unless such fees or expenses were incurred at the written request of Lessee or such insurers; provided, however, that if in the written opinion of counsel to such Indemnitee a potential material, or an actual, conflict of interest exists where is it advisable for such Indemnitee to be represented by separate counsel, then the reasonable fees and expenses of such separate counsel shall be borne by Lessee. Subject to the requirements of any policy of insurance, an Indemnitee may participate at its own expense in any judicial proceeding controlled by Lessee pursuant to the preceding provisions; provided that such party's participation does not, in the opinion of the independent counsel appointed by Lessee or its insurers to conduct such proceedings, interfere with such control (except in the case specified in the proviso to the third sentence of this paragraph; and such participation shall not constitute a waiver of the indemnification provided in this Article 8.1. Notwithstanding anything to the contrary contained herein, Lessee shall not under any circumstances be liable for the fees and expenses of more than one counsel for all Indemnitee except in the case specified in the proviso to the third sentence of this paragraph.

      No Indemnitee shall enter into a settlement or other compromise or consent to a judgment with respect to any Loss without the prior written consent of Lessee, which consent shall not be unreasonably withheld or delayed, unless such Indemnitee waives its rights with respect to such Losses under this Article 8.1; provided that the payment of an amount to which a Loss relates when legally compelled to do so by a Government Entity of competent jurisdiction after which a request for a refund of such amount is diligently pursued by appropriate procedures in accordance with the terms of this Article 8.1 will not be considered a settlement, compromise or consent to judgment requiring Lessee's prior consent or resulting in a waiver of such Indemnitee's rights of indemnification with respect to such amount. Except as otherwise provided in the immediately preceding sentence, the entering into any such settlement or compromise or consent without Lessee's prior written consent shall constitute a waiver by such Indemnitee of all its rights of indemnification hereunder in respect of such matter.

      To the extent that a claim indemnified by Lessee under Article 8.1 is in fact paid in full by Lessee and/or an insurer under a policy of insurance maintained by Lessee, Lessee and/or such insurer, as the case may be, shall be subrogated to rights and remedies of the Indemnitee on whose behalf such claim was paid (other than rights of such Indemnitee under insurance policies maintained at its own expense) with respect to the transaction or event giving rise to such claim. So long as no Event under
      Article 14.1(a), (b), (f) or (g) or Event of Default under the Lease shall have occurred and be continuing, should an Indemnitee receive any payment from any person other than Lessee or its insurers and except for payments received under insurance policies maintained by an Indemnitee at its own expense, in whole or in part, with respect to any claim already paid by Lessee or its insurers hereunder, such Indemnitee shall promptly pay the amount so received (but not an amount in excess of the amount Lessee or any of its insurers has paid in respect of such claim) over to Lessee.

      Notwithstanding anything to the contrary contained in this Article 8.1, the indemnification provided for in this Article 8.1 shall only apply to matters which occur or fail to occur subsequent to the acceptance of the Aircraft hereunder and prior to the Expiration Date and return of the Equipment pursuant to the terms hereof. The indemnities contained in this
      Article 8.1 shall expire and be of no further force and effect with respect to any claim or other circumstance set forth in the first paragraph of this Article 8.1 notice of which shall not have been given to Lessee in writing (referring expressly to this Article 8.1) on or prior to the second anniversary of the Expiration Date.

8.2         GENERAL TAX INDEMNITY.

      (i) Beneficiary represents and warrants that, on the date hereof it is, and on the day prior to the Delivery Date it will be, eligible for a withholding rate of zero under the double taxation treaty then in effect between the United States and Ireland, and that payments of Rent may be made directly to it without withholding on account of US income taxes by Lessee.

      (ii) Lessee agrees that, if as the result of a change in the U.S.-Irish Tax Treaty occurring after the Delivery Date ("Irish Treaty Change") withholding of U.S. income tax is required with respect to any payment of Rent hereunder, each payment of Rent due after the effective date of such change shall be free of all withholdings and deductions for or on account of taxes, duties and any other charges of any nature whatsoever, present or future, unless Lessee is required by operation of law or otherwise to withhold or deduct amounts for or on account of any of the same, in which event, Lessee will pay such additional amounts as will result in the receipt by Beneficiary on the due date for payment thereof of the sums which would otherwise have been receivable on such date had there been no such withholding or deduction; Lessor and Beneficiary shall file and provide to Lessee such returns, statements or other documentation as shall enable it to claim any reduced rate of tax withholding and any exemption from tax withholding with respect to any taxes, fees or other charges to which the terms of Article 8.2 hereof apply, in each case, to the extent properly available under applicable law or any applicable treaty without subjecting Lessor or Beneficiary to any unreasonable cost or expense. If and to the extent that Lessor and Beneficiary fail to file or provide any such return, statement or other documentation (as to which, in the case of any such item required by a change in applicable law or treaty after the Delivery Date, Lessee has notified them) and as a result thereof either (i) tax withholding is required at a rate which is higher than that which would have been applicable had such return, statement or other documentation been filed or provided or (ii) tax withholding is required which would not have been required had such return, statement or other documentation been filed or provided, Lessee's obligation to make the increased payment otherwise required by this paragraph of Article 8.2(ii) hereof shall be limited to the amount which would have been required if Lessor or Beneficiary had filed or provided such return, statement or other documentation.

            If, as a result of any change in applicable statutory or any applicable tax law or treaties which has an effective date after the Delivery Date, including, without limitation, an Irish Treaty Change, any withholding or deduction is required to be made by Lessee (or Lessor as withholding agent) and/or taxes, fees and other charges indemnified by Lessee pursuant to this Article 8.2 are imposed in an amount which increases the cost to Lessee of making Basic Rent payments hereunder by more than ten (10) percent in any calendar year, the parties will in good faith negotiate for 60 days following written notice from Lessee a method of restructuring the transaction in order to avoid the withholding, deduction, taxes, fees or other charges (during which period Lessee shall make all payments in the full amount required hereby) and if no solution can be found in such period which is acceptable to the parties, then Beneficiary will begin remarketing the Aircraft on such 60th day (the "Remarketing Commencement Date"). For the period starting on the Remarketing Commencement Date, and ending on the earlier of (i) the date of sale or commencement of a new lease for the Aircraft, and (ii) twelve months from the Remarketing Commencement Date, this Lease will continue (unless terminated by Lessor as provided below), Lessee will continue to pay Basic Rent (including any gross-up required by this Article 8.2(11)), and Beneficiary will remarket the Aircraft. During such period, Lessor may require Lessee to return the Aircraft upon thirty days' prior written notice and, on the date the Aircraft is returned, it shall meet the return conditions required herein this Lease Agreement shall terminate and Lessee shall pay the Termination Value to Beneficiary.

      (iii) If such a change of law or treaty described in the preceding paragraph occurs and has an effective date prior to the Delivery Date such that Beneficiary's representation above would be incorrect in any material respect on the Delivery Date, the parties will in good faith attempt to restructure the transaction to avoid any such tax withholding and if no solution can be found by the Scheduled Delivery Date, which is acceptable to the parties, Beneficiary may terminate this Lease and will return the amounts paid in respect of the Security Deposit, plus interest thereon at the rate paid on such deposit by Beneficiary's bank.

      In addition, and not by way of limiting the foregoing, Lessee agrees to pay and to indemnify and hold harmless Lessor and Beneficiary from, all license fees and all taxes, levies, imposts, duties, assessments, charges and withholdings of any nature whatsoever, together with any penalties, additions to tax, fines and interest thereon (collectively, "taxes, fees and other charges") imposed against the Lessor, Beneficiary, Lessee or any item of Equipment or any part thereof by any Federal, state, or local government or governmental subdivision or taxing authority in the United States of America or any possession or territory thereof, or by any other country or international taxing authority, or by any subdivision or taxing authority of any of the foregoing upon or with respect to the Equipment or any part thereof, or interest therein, or upon the manufacture, financing, servicing, maintenance, warranty, repair, replacement, insuring, improvement, transfer of title, purchase, erection, installation, testing, acceptance or rejection, ownership, delivery, non-delivery, lease, sublease, rental, acquisition, registration, rebuilding, abandonment, transportation, storage, possession, use, operation, condition, sale, return or other disposition thereof, or upon the rentals, receipts or earnings arising therefrom, or with respect to any contract relating to the manufacture, construction, acquisition or delivery of the Equipment or otherwise with respect to the transactions contemplated by this Agreement.

      Notwithstanding the foregoing,  the indemnity provided for in this Article
      8.2 does not extend to any Lessor Taxes or to any withholding of US income taxes except to the extent provided in Article 8.2(ii) hereof.

      If a claim is made against Lessor or Beneficiary for any taxes, fees and other charges for which Lessor or Beneficiary intends to seek indemnification hereunder, Lessor or Beneficiary shall promptly notify Lessee. If requested by Lessee in writing, Lessor or Beneficiary shall, in good faith contest or, at Lessee's request if permitted by applicable law, permit Lessee to contest (and in such case, provide all reasonable cooperation to Lessee) the validity, applicability or amount of such taxes, fees and other charges by (A) resisting payment thereof if practicable, (B) paying the same under protest, if protest is necessary and proper, or (C) if payment be made, using reasonable efforts to obtain a refund thereof, in appropriate administrative and judicial proceedings including appeals other than to the Supreme Court. Notwithstanding anything to the contrary herein, in no event shall Lessor and Beneficiary be required or Lessee permitted to contest the imposition of any taxes, fees or other charges asserted against Lessor or Beneficiary for which Lessee is obligated pursuant to this Section 8.2 unless (i) on demand from time to time, Lessee pays any and all expenses incurred by Lessor and/or Beneficiary reasonably allocable to such contest (including, without limitation, all costs, expenses, losses, legal and accounting fees and disbursements), (ii) no Event under Article 14.1(a) or Event of Default shall have occurred and be continuing, (iii) the action to be taken will not result in the likelihood of sale, forfeiture or loss of, or the creation of any lien on the Equipment or any interest therein (except if Lessee shall have adequately bonded such lien or otherwise made provision to protect the interests of Lessor and Beneficiary in a manner reasonably satisfactory to Lessor and Beneficiary or result in any criminal penalties, and (iv) Lessee shall have delivered to Lessor and Beneficiary, at Lessee's sole expense, an opinion of independent tax counsel selected by Lessee and reasonably acceptable to the indemnified party to the effect that a reasonable basis for such contest exists. If any such contest involves payment of the taxes, fees and other charges in question, Lessee shall either make such payment directly to the appropriate authority or furnish to Lessor and Beneficiary sufficient funds on an interest-free and after-tax basis to make such payment. Lessor or Beneficiary, as the case may be, shall consult with Lessee in good faith regarding the means of contesting such claim and shall keep Lessee reasonably informed regarding the progress of such contest. If Lessor or Beneficiary shall obtain a refund of or be entitled to a credit against other liability for all or any part of such taxes, fees and other charges paid by Lessee, Lessor or Beneficiary as the case may be shall pay Lessee the amount of such refund (or credit), after deducting all costs and expenses that were incurred by Lessor or Beneficiary in connection therewith; provided, however, that such amount shall in no event be payable before such time as Lessee shall have made all payments and indemnities then due to Lessor or Beneficiary under this Agreement; provided further, however, that the aggregate amount of all payments pursuant to this sentence by Lessor or Beneficiary with respect to any taxes, fees and other charges shall not exceed the aggregate amount of all payments made by Lessee pursuant to this Section
      8.2 with respect to such taxes, fees and other charges. If in addition to such refund (or credit) Lessor or Beneficiary shall receive an amount representing interest on the amount of such refund (or credit), or would have received interest but for an offsetting liability for taxes, fees and other charges not indemnified by Lessee hereunder, Lessee shall promptly be paid that portion of such interest (or such interest that would have been received) that is fairly attributable to any tax, fees and other charges paid or reimbursed by Lessee prior to the receipt of such refund for the period from Lessee's payment or reimbursement to the payment to Lessee of such refund, reduced by the amount of any Federal, state or local income taxes payable by the Indemnified Party by reason of the receipt or accrual of such interest and increased by the amount of any tax benefits resulting from such payment to Lessee; provided, however, that no amount shall be payable under this or the preceding sentence during any period in which an Event of Default has occurred and is continuing. If Lessor or Beneficiary receives an award of attorney's fees in a contest for which Lessee has paid an allocable portion of the contest expenses, Lessor or Beneficiary, as applicable, shall pay to Lessee the same proportion of the amount of such award as the amount of attorney's fees paid or reimbursed by Lessee bears to the total amount of the attorney's fees actually incurred by Lessor or Beneficiary, as applicable, in conducting such contest. In case any report or return is required to be made with respect to any obligation of Lessee under or arising out of this
      Article 8.2, Lessee will either make such report or return in such manner as will show the ownership of Lessor in the Aircraft and send a copy of such report or return to Lessor, or will notify Lessor of such requirement and make such report or return in such manner as shall be reasonably satisfactory to Lessor. Lessor shall provide to Lessee such information within its possession or control as is necessary to enable Lessee to properly make such return or report.

      If Lessor or Beneficiary shall release, waive, compromise or settle, or fail to pursue any required contest of any claim which may be indemnifiable by Lessee pursuant to this Article 8.2 without the written permission of Lessee, Lessee's obligation to indemnify Lessor or Beneficiary with respect to such claim (and all directly related claims and claims based on the outcome of such claim) shall terminate, and Lessor or Beneficiary, as applicable, shall repay to Lessee any amount previously paid or advanced with respect to such claim, plus interest at the rate that would have been payable by the relevant taxing authority with respect to a refund of such taxes, fees and other charges. Notwithstanding the foregoing, Lessor and Beneficiary will not be required to contest the imposition of any taxes, fees and other charges and shall be permitted to settle or compromise any claim without Lessee's consent if such Lessor or Beneficiary, as applicable, (I) shall waive its right to indemnity under this Article 8.2 with respect to such taxes, fees and other charges (and any directly related claim and any claim the outcome of which is determined based upon the outcome of such claim) and (II) shall pay to Lessee any amount previously paid or advanced by Lessee pursuant to this
      Article 8.2 with respect to such Tax, plus interest at the rate that would have been payable by the relevant taxing authority with respect to a refund of such taxes, fees and other charges.

      Lessee further agrees that any payment or indemnity made under Article 8.1 or this Article 8.2 by Lessee shall include any amount necessary to hold Lessor and Beneficiary harmless on an after-tax basis (after giving effect to all deductions, credits and other tax benefits available to the recipient of such indemnity payments with respect to the matter indemnified under Article 8.1 or with respect to the payments of the taxes, fees and other charges indemnified under Article 8.2) from all taxes, fees and other charges required to be paid by Lessor or Beneficiary with respect to such payment or indemnity under the laws of any domestic or foreign governmental or taxing authority, agency or subdivision.

      At Lessee's request, the computation of any amount owed by Lessee or any amount owed to Lessee by an Indemnitee pursuant to Article 8.1 hereof or by Lessor or Beneficiary pursuant to this Article 8.2 shall be verified and certified by an independent public accounting firm selected by Lessee and reasonably satisfactory to the applicable Indemnitee, Lessor or Beneficiary, as the case may be. Such verification shall be binding on both Lessee and such Indemnitee, Lessor and Beneficiary. The costs of such verification (including the fee of such public accounting firm) shall be borne by Lessee unless such verification shall result in an adjustment in Lessee's favor of 10% or more of the net present value of the payment as computed by such Indemnitee, Lessor or Beneficiary, as applicable. Such Indemnitee, Lessor or Beneficiary, as applicable, shall provide to such public accounting firm on a confidential basis all information reasonably necessary for such verification.

      All of the rights and obligations of Lessee under this Article 8.2 shall continue in full force and effect to the extent provided herein notwithstanding the expiration or sooner termination of this Lease and such obligations are expressly made for the benefit of, and shall be enforceable by, Lessor and Beneficiary and their respective successors. and assigns.

ARTICLE 9.  DAMAGE, DESTRUCTION, REQUISITION, CONDEMNATION

9.1 EVENT OF LOSS WITH RESPECT TO THE AIRCRAFT.

      Upon the occurrence of an Event of Loss with respect to the Airframe or the Airframe and any Engines or engines then installed thereon, Lessee shall give Lessor and Beneficiary prompt written notice thereof (and in any event within two Business Days) and shall pay or cause to be paid to Beneficiary on the 90th day after such Event of Loss (or earlier if the insurance or other proceeds have been paid earlier): (i) the Agreed Value in respect of the Aircraft, and (ii) all other Rent, other than amounts paid pursuant to Clause (i), then due and payable hereunder. At such time as Beneficiary has received the sum of (i), and (ii) above: (A) the obligation of Lessee to pay Basic Rent hereunder with respect to such Aircraft shall terminate and (B) the Term for the Aircraft shall end and
      (C) Lessor shall transfer full legal and beneficial title to the Aircraft to Lessee (or, if applicable, to Lessee's insurers) free of all rights of Beneficiary and all Lessor's Liens. An Event of Loss with respect to the Airframe shall be deemed to constitute an Event of Loss with respect to the Aircraft.

9.2 EVENT OF LOSS WITH RESPECT TO AN ENGINE.

      Upon the occurrence of an Event of Loss with respect to an Engine not then installed on the Airframe, or in the Event of Loss with respect to an Engine installed on the Airframe but not involving an Event of Loss with respect to such Airframe, Lessee shall give Lessor and Beneficiary prompt written notice thereof (and in any event within five Business Days) and Lessee shall, as promptly as possible and in any event within 120 days after the occurrence of such Event of Loss, duly convey to Lessor, as a replacement for the Engine with respect to which such Event of Loss occurred, title to another CFM56-3B2 engine owned by Lessee free and clear of all Liens and having, unless Beneficiary otherwise agrees, a value and utility at least equal to, and being in as good operating condition as, the Engine with respect to which such Event of Loss occurred, assuming such Engine was of the value and utility and in the condition and repair required by the terms hereof immediately prior to the occurrence of such Event of Loss. Lessee shall demonstrate to Lessor's Tech Rep's reasonable satisfaction the value and utility of any substitute engine by providing all necessary information and data in respect of such engine as Lessor's Tech Rep shall reasonably request. In such case, Lessee, at its own expense, will promptly (i) furnish Lessor with a bill of sale, in form and substance satisfactory to Lessor and Beneficiary, for such replacement engine, (ii) execute a supplement hereto in form and substance reasonably satisfactory to Lessor and Beneficiary subjecting such replacement engine to this Lease, (iii) furnish Lessor and Beneficiary with evidence of Lessee's title to such replacement engine (including, if requested, an opinion of Lessee's counsel) and of compliance with the insurance provisions of Article 10 hereof with respect to such replacement engine as Lessor and Beneficiary may reasonably request, and (iv) take such other action as Lessor and Beneficiary may reasonably request in order that title to such replacement engine be duly and properly vested in Lessor and leased hereunder to the same extent as the Engine replaced thereby. Upon full compliance by Lessee with the terms of this Article 9.2, Lessor will transfer to Lessee, without representation, recourse or warranty of any kind, express or implied (except a warranty that such Engine is free of Lessor Liens, other than Liens which Lessee is required to discharge hereunder, and all rights of Beneficiary and defects in title resulting from Lessor's acts), all of Lessor's right, title and interest, if any, in and to the Engine with respect to which such Event of Loss occurred and, for all purposes hereof, such replacement engine shall be deemed an Engine. No Event of Loss with respect to an Engine shall result in any reduction in Basic Rent.

9.3 APPLICATION OF PAYMENTS FROM GOVERNMENTAL AUTHORITIES IN RESPECT OF EVENT OF LOSS.

      Any payments (other than insurance proceeds, the application of which is provided for in Article 10 hereof) received at any time by Lessor, Beneficiary or Lessee from any governmental authority or other person with respect to an Event of Loss with respect to any item of Equipment will be applied as follows:

          i. if such payments are received with respect to an Event of Loss relating to the Airframe or the Airframe and the Engines or engines installed on such Airframe, after reimbursement of Lessor and Beneficiary for its reasonable out-of-pocket costs and expenses if any, so much of such payment as shall not exceed the amounts due under Article 9 shall be applied in reduction of Lessee's obligation to pay such amounts, if not already paid by Lessee, or, if already paid by Lessee, shall be applied to reimburse Lessee for its payment of such amounts, and the balance, if any, of such payment remaining thereafter to the extent not exceeding Lessee's Interest shall be paid to Lessee, and the balance, if any, of such payment remaining thereafter will be paid over to or retained by Beneficiary; and

         ii. if such payments are received with respect to an Engine under circumstances contemplated Article 9.2, so much of such payments remaining after reimbursement of Beneficiary for its reasonable out-of-pocket costs and expenses, if any, shall be paid over to, or retained by, Lessee, provided that Lessee shall have fully performed or concurrently therewith will fully perform the terms of Article 9.2.

9.4   REQUISITION OF AN AIRFRAME FOR USE BY GOVERNMENT.

      In the event of the requisition for use by the Government of the United States of America ("Government") of the Airframe and the Engines or engines installed thereon during the Term therefor, Lessee shall promptly notify Lessor and Beneficiary of such requisition and all of Lessee's obligations under this Lease Agreement with respect to such items of Equipment shall continue to the same extent as if such requisition had not occurred (except to the extent that compliance with such obligations by Lessee is not possible as the result of such requisition); PROVIDED, HOWEVER, that if such items of Equipment are not returned to the Lessor prior to the end of the Term therefor, the Term shall automatically be extended until such requisition for use ceases (subject to the next PROVISO) and such Equipment is returned to Lessor in compliance with the provisions of Article 13 as soon as reasonably practicable after its return by the Government, and, during such extended Term, Lessee shall continue to perform all obligations under this Lease as if such requisition for use had not occurred (except to the extent that compliance with such obligations by Lessee is not possible as the result of such requisition); PROVIDED FURTHER, HOWEVER, if such Equipment is not returned to Lessor prior to the first anniversary of the extended Term contemplated by this Article 9.4 in full compliance with Article 13, at Beneficiary's sole option such Equipment shall be deemed to have been subjected to an Event of Loss as of such anniversary date and Lessee shall, on such date, pay to Beneficiary the Agreed Value. Lessee shall be entitled to all compensation payable by the Government with respect to such requisition and, to the extent received by Lessor or Beneficiary, shall be paid over to Lessee on receipt.

9.5   REQUISITION OF AN ENGINE FOR USE BY THE GOVERNMENT.

      In the event of the requisition for use by the Government of any Engine without the requisition for use of the Airframe, if and when such requisition exceeds 180 consecutive days, Lessee will replace such Engine hereunder by complying with the terms of Article 9.2 to the same extent as if an Event of Loss had occurred with respect to such Engine, and any payments received by Beneficiary or Lessee from the Government with respect to such requisition shall be paid over to, or retained by, Lessee.

9.6   APPLICATION OF PAYMENTS DURING EXISTENCE OF EVENT OR EVENT OF DEFAULT.

      Any amount  referred to in clause (i) or (ii) of Article 9.3 or in Article
      9.4 or 9.5 which is payable to Lessee shall not be paid to Lessee or, if such amount has been previously paid to Lessee, shall not be retained by Lessee, if at the time of such payment an Event described in Article 14.1(a) or Event of Default shall have occurred and be continuing. In such event, all such amounts shall be paid to and held by Beneficiary as security for the performance by Lessee of its obligations hereunder or, at Beneficiary's option, applied by Beneficiary toward payment of any of such obligations of Lessee at the time due hereunder as Beneficiary may elect. At such time as Lessee shall have cured all such Events and Events of Default, all such amounts at the time held by Beneficiary in excess of the amounts, if any, which Beneficiary shall have elected to apply as above provided shall be paid to Lessee.

ARTICLE 10.  INSURANCE

10.1 From the Delivery Date and at all times during the Term and thereafter, to the extent provided in Article 10.7, Lessee shall be responsible for effecting and maintaining or causing to be effected and maintained, in full force and effect, insurance in respect of the Aircraft in form comparable to that maintained by other similarly-situated United States airlines (the "Insurance" which expression shall where the context so admits include any relevant re-insurance(s) obtained in respect thereof) through the Approved Insurance Broker. The Insurance will be effected either (1) on a direct basis with insurers of recognized standing who normally participate in aviation insurance in the London, United States, European or Japanese aviation insurance markets (collectively, together with such other aviation insurance market(s) as Beneficiary may approve, such approval not to be unreasonably withheld or delayed, "World Aviation Insurance Markets") (such insurers to be led in any case by reputable underwriter(s) who regularly participate in World Aviation Insurance Markets) or (2) with such an insurer who will effect reinsurance of such primary insurance, in whole or in part, in World Aviation Insurance Markets. In the latter case, Lessee shall procure that the Approved Insurance Broker maintains in full force and effect reinsurances with reinsurers in the World Aviation Insurance Markets and through brokers each of recognized standing who regularly deal in such insurance markets for that percentage of the risks insured not retained on a direct basis (the "Reinsurance").

10.2 The requirements at the date of this Agreement as to required Insurance are as specified in this Article 10 and in Exhibit "G". The Beneficiary acting reasonably and in consultation with Lessee shall be entitled from time to time to stipulate other reasonable insurance requirements (other than those prescribed in this Article 10 or Exhibit "G") to reflect changes in insurance practice relating to the method in which insurable risks are covered in World Aviation Insurance Markets, which other insurance requirements shall be in accordance with normal practice of organizations operating similar aircraft in similar circumstances; provided, however, that any such further requirements shall be of the type generally available in such markets at commercially reasonably rates.

10.3 If at any time due to changes in World Aviation Insurance Market practice or custom, it becomes or will become commercially impracticable for Lessee to comply with its obligations under this Article 10 or in Exhibit "G" then the Lessee shall forthwith notify the Beneficiary and as soon as practicable thereafter Beneficiary and Lessee shall in good faith consult as to what changes, if any, might be made to the terms and conditions of the insurance required hereunder in order to take account of the changes in World Aviation Insurance Market practice or custom and as to what amendments, if any, should be made to the provisions of this Article 10 or Exhibit "G" provided no amendment to the insurances required by this
      Article 10 and Exhibit "G" shall be effective unless and until consented to by Beneficiary.

10.4  [Intentionally Omitted]

10.5  Lessee shall:-

      (a) ensure that all legal requirements as to insurance of the Aircraft or any Part thereof which may from time to time be imposed by the United States or any state to, from or over which the Aircraft shall be flown, in so far as they affect or concern the operation of the Aircraft, are complied with and in particular those requirements compliance with which is necessary to ensure that (a) the Aircraft is not in danger of detention or forfeiture, (b) the Insurance remain valid and in full force and effect, and (c) the interests of the Indemnities in the Insurance and the Aircraft or any part thereof are not thereby prejudiced;

      (b) not use, cause or permit the Aircraft to be used for any purpose or in any manner not covered by the Insurance or outside any geographical limit imposed by such Insurance or for any purpose or in any manner which is contrary to applicable Law. Lessee shall comply and procure compliance, with the terms and conditions of each and every policy of the Insurance and shall not do, consent or agree to any act or omission which invalidates or may invalidate or renders unenforceable or may render unenforceable the whole or any part of any such Insurance;

      (c) ensure that no insurance or reinsurance in respect of the Aircraft other than those required under this Article 10 and Exhibit "G" are taken out if such other insurance or reinsurances would prejudice Lessor's or Beneficiary's rights with respect to the Insurance. Lessor and Beneficiary agree that subject to the foregoing, Lessee may maintain hull and other insurance in relation to the Aircraft, Engines or Parts thereof. Insurance proceeds arising out of such insurance shall be paid to Lessee;

      (d) ensure that the renewal negotiation is commenced prior to expiration of any of the Insurance. If requested by Beneficiary in writing, a written status report shall be given to the Lessor and Beneficiary seven (7) Business Days prior to expiry date. Facsimile confirmation of completion of renewal shall be provided by the Lessee to the Lessor and the Beneficiary at least two (2) Business Days before such expiry. Certificates of insurance (and where appropriate Certificates of reinsurance), in the English language, detailing the coverage and confirming the insurers' (or as the case may be, the reinsurers') agreement to the specified insurance requirements of this Lease must be provided to Lessor and Beneficiary at delivery and within seven days after each renewal date;

      (e) if requested by Beneficiary, provide or procure the provision to Lessor or Beneficiary of copies of documents evidencing the Insurance upon request if there is a denial of coverage; provided always that Lessor and Beneficiary shall not disclose the contents of actual insurance policies to third parties other than (i) its professional advisors, (ii) as may be required by applicable law, and (iii) when required to settle a dispute over coverage but, in any such event, shall take such actions in good faith as may reasonably be requested by Lessee to protect the confidentiality of such documents;

      (f)   on  request,   provide  or  procure  the  provision  to  Lessor  and
            Beneficiary of evidence of premium payment;

      (g) promptly notify Beneficiary of any occurrence (i) with respect to which Lessee believes the cost of repairs to the Airframe, Engines or any Part will exceed, or (ii) which is likely to give rise to a claim in excess of, the Damage Notification Threshold for Hull claims and US$[ ]* for claims arising under the legal liability insurance;

      (h) not make or cause to be made any modification or alteration to the Insurance which is adverse and material to any of the Indemnities, nor do or leave undone anything which reasonably would be expected to invalidate the insurance coverage;

      (i)   be responsible for any deductible/excluded loss under the Insurance;

      (j) subject to the limitations of 10.5(e), provide and cause Lessee's insurance broker to provide any other insurance and reinsurance related information, or assistance, as Beneficiary may reasonably request;

      (k) reimburse Lessor and/or the Beneficiary for any premiums (together with interest thereon at the Incentive Rate from the date of payment until the date of reimbursement) paid by any of them pursuant to
            Article 10.6.

10.6 If at any time Lessee fails to maintain the Insurance (without prejudice to any other rights which Lessor may have acquired under this Agreement by reason of such failure), Lessor and the Beneficiary shall, after such advance notice to and consultation (if possible) with Lessee as shall be reasonable under the circumstances, be entitled

      (a) to pay the premiums due or, in the event Lessor or Beneficiary is not allowed to pay such premiums, with notice to Lessee to effect and maintain similar insurance satisfactory to it. Such sums so as shall have been so expended by it shall, upon written demand, become immediately due and payable by Lessee together with interest thereon at the Incentive Rate, from the date of expenditure by it up to the date of reimbursement by Lessee;

      (b) at any time while such failure is continuing to require the Aircraft to remain at any airport or (as the case may be) to proceed to and remain at any airport designated by it until such failure is remedied to its reasonable satisfaction.

10.7 Beneficiary shall be entitled, after the expiry or termination of the leasing of the Aircraft, to require Lessee at Lessee's expense to maintain legal liability insurance under Lessee's fleet policies in the amount required immediately prior to the expiry or termination of the leasing of the Aircraft insofar as the same relates to the Aircraft for two (2) years after the end of the Term such insurance to provide for each of the Indemnities to be named as additional insured thereunder to the extent of its interest under the said indemnities, and the obligation of Lessee to effect the same shall not be affected by Lessee ceasing to be lessee of the Aircraft and/or any of the Indemnities ceasing to have any interest in, or in respect of, the Aircraft.

10.8 Notwithstanding any other provision of this Lease, Lessor and Beneficiary agree to accept, in lieu of the insurance required hereunder, indemnification from, or insurance provided by the government of the United States (or any agency or instrumentality thereof the obligations of which (including this indemnity) are supported by the full faith and credit of the government of the United States), against the risks required to be insured pursuant to this Article 10 and in an amount which, when added to the amount of any such insurance maintained by Lessee, shall be at least equal to the amounts which Lessee would otherwise be required to maintain hereunder. Such indemnity or written evidence of such insurance shall be provided to Lessor and Beneficiary at least three Business Days prior to the date on which such insurance would become effective as to the Aircraft.

10.9 APPLICATION OF INSURANCE PROCEEDS FOR AN EVENT OF LOSS.

      It is agreed that insurance payments which arise from any policy of insurance carried by Lessee and received as the result of the occurrence of an Event of Loss shall be applied as follows:

      (i) if such payments are received with respect to an Event of Loss relating to the Airframe and Engines or engines installed on the Airframe, so much of such payments as shall not exceed the amounts due under Article
      9.1 hereof shall be paid to Beneficiary for immediate application towards sums owed by Lessee, and the balance to Lessee; and

      (ii) if such payments are received with respect to an Event of Loss relating to an Engine under circumstances contemplated by Article 9.2 hereof, such payment shall be paid over to Lessee, provided that Lessee shall have fully performed or, concurrently therewith, fully performs the terms of Article 9.2 hereof.

10.10 APPLICATION OF INSURANCE PROCEEDS FOR OTHER THAN AN EVENT OF LOSS.

      Except as otherwise provided in Exhibit G hereto, the insurance payments for any property damage loss to the Airframe or any Engine not constituting an Event of Loss, or to any Part, may be held by Beneficiary until Lessee furnishes Beneficiary with satisfactory evidence that the repairs or replacement property Lessee is required to perform or obtain in accordance with the terms of Article 5 and 6 of this Lease have been made or an agreement with the Manufacturer or other third person or entity reasonably satisfactory to Beneficiary has been entered into for the replacement of such damaged item or the completion of the repairs by Lessee. In any event, whether repairs are made by Lessee or a third party, Insurance payments will be applied and made available by Beneficiary upon reasonable request by Lessee in periodic progress payments as work is accomplished and/or replacement effected. Upon receipt of such evidence of repair or replacement or contract, Beneficiary shall pay Lessee, if the repairs have been completed, or to the Manufacturer or such other repairer for such repairs, the amount of the insurance payment received with respect to such loss. Any balance of insurance proceeds remaining after such payments and completion of such repairs, shall be paid over to Lessee.

10.11 APPLICATION IN DEFAULT.

      Any amount referred to in Article 10.9 or Article 10.10 which is otherwise payable to Lessee shall not be paid to Lessee, or, if it has been previously paid to Lessee, shall be delivered by Lessee to Beneficiary, if at the time of such payment, an Event under Article 14.1(a) or an Event of Default shall have occurred and be continuing. In either case, all such amounts shall be held by Beneficiary as security for the obligations of Lessee or, at the option of Beneficiary, applied by Beneficiary toward payment of any of Lessee's obligations at the time due hereunder. At such time as there shall not be continuing any such Event or Event of Default, all such amounts at the time held by Beneficiary in excess of the amount, if any, which Beneficiary has elected for application as provided above shall be paid to Lessee.

ARTICLE 11.  MORTGAGES, LIENS, ETC.

      Lessee shall not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to any item of Equipment, any part thereof, title thereto or any interest therein, except: (i) the respective rights of Lessor and Lessee as herein provided and the rights of any financier under any mortgage granted by Lessor to such financier at the request of Beneficiary, (ii) Lessor Liens, (iii) Liens for taxes, fees and other charges (other than Lessor Taxes) either not yet due or being contested in good faith by appropriate proceedings, but only so long as such proceedings do not involve the likelihood of the sale, forfeiture or loss of any item of Equipment, or interest therein, and (iv) inchoate materialmen's, mechanics', workmen's, repairmen's, employees or other like liens arising in the ordinary course of business and for amounts the payment of which is either not delinquent or is being contested in good faith by appropriate proceedings, but only so long as such proceedings do not involve the likelihood of the sale, forfeiture or loss of any item of Equipment, or any interest therein (such Liens described in clauses (i) through (iv) above being referred to herein as "Permitted Liens"). Lessee shall promptly, at its own expense, take such action as may be necessary to duly discharge any Lien not excepted above if the same shall arise at any time with respect to any Equipment leased hereunder.

      If any Lien (other than in favor of the Beneficiary) is created by Lessor or Beneficiary on the Aircraft or this Lease securing indebtedness, the Lessee shall cooperate with Beneficiary, at Beneficiary's expense, in perfecting the rights of the financier and the Beneficiary shall cause the lender before such Lien is effected to provide a Letter of Quiet Enjoyment to Lessee.

ARTICLE 12.  RECORDATION AND FURTHER ASSURANCES

      Lessor, Beneficiary and Lessee will promptly and duly execute and deliver to Lessor or Beneficiary or Lessee, as applicable, such further documents and assurances and take such further action as Lessor, Beneficiary or Lessee may from time to time reasonably request in order to more effectively carry out the intent and purpose of this Lease and to establish and protect the rights and remedies created or intended to be created hereunder, including, without limitation, if requested by Lessor or Beneficiary, at the expense of Lessee, the execution and delivery of supplements or amendments hereto, in recordable form, subjecting to this Lease any replacement engine and the recording or filing of counterparts thereof, or of financing statements with respect thereto for filing in the state in which the principal office of Lessee is located. Lessee will consent to the assignment of this Lease to a financier if requested to do so by Beneficiary and will cooperate in amending the insurances to cover any such assignee as an additional assured; provided that no such assignment shall diminish the rights and privileges of Lessee hereunder or increase Lessee's obligations hereunder.

ARTICLE 13.  RETURN OF AIRCRAFT AND RECORDS

13.1  RETURN.

      Except as otherwise provided herein, at the expiration of the Term for the Equipment or upon the sooner termination of this Lease, Lessee, at its own expense, shall return the Equipment to Lessor by delivering the same to Lessor at Lessee's facilities in Colorado Springs, Colorado or at those of the Authorized Maintenance Performer performing the redelivery "C" check. Lessee will, at Beneficiary's request, ferry the Aircraft from the redelivery location to any other location within the 48 contiguous United States of America, as may be designated by Beneficiary, at Beneficiary's expense. The Aircraft, at the time of return to Lessor, shall be fully equipped with Engines or other CFM56-3B2 engines owned by Lessee (and complying with Article 13.3) properly installed thereon. In addition, on redelivery the Aircraft shall comply in all respects with the Redelivery Conditions stated in Exhibit "E" to this Lease.

13.2  OVERHAUL - GENERAL.

      Immediately prior to such return of the Aircraft, Lessee shall have caused a "C" check, to have been performed to the Airframe, at Lessee's cost, in accordance with Exhibit "E" hereto.

13.3  ENGINES.

      In the event any engine not owned by Lessor shall be delivered with the Airframe, such engine shall be free and clear of Liens, of the same model (or an improved version) and Manufacturer as the replaced Engine, suitable for use on such Airframe and shall have a value and utility at least equal to, and be in substantially the same or better condition (and shall have a comparable core value in the LLP stack) as, the Engine that should have been returned, assuming such Engine which should have been returned was in the condition and repair as required by the terms hereof immediately prior to such required return; and Lessee will, at its own expense and concurrently with such delivery, furnish Lessor with a bill of sale, in form and substance reasonably satisfactory to Lessor and Beneficiary, for each such engine and with evidence of Lessee's title to such engine (including, if requested, an opinion of Lessee's counsel) and shall take such other action as Lessor or Beneficiary may reasonably request in order that title to such engine shall be duly and properly vested in Lessor. Upon full compliance with this Article 13.3 and passage of title to such engine to Lessor, such engine shall be an Engine for all purposes of this Lease and Lessor will transfer to Lessee all Lessor's right, title and interest in an Engine constituting part of the Aircraft so returned but not installed on such Aircraft at the time of such return, without any representation, warranty or recourse of any kind whatsoever, express or implied, except a warranty that such Engine is free and clear of Lessor Liens, defects in title resulting from Lessor's acts, and all rights of Beneficiary.

13.4  LIENS.

      At redelivery, Lessee shall warrant to Lessor that no Liens (other than Lessor Liens) exist at that time on the Equipment and that Lessee is current on its payments to relevant authorities and/or suppliers for landing, handling, fuel navigation and other charges accrued by the Equipment during the Term of the Lease.

13.5  RECORDS.

      Upon the return of the Equipment, Lessee shall deliver to Lessor (i) all logs, manuals, certificates, data and inspection, modification, maintenance and overhaul records required to be maintained with respect thereto under applicable rules and regulations of the FAA or other governmental authority having jurisdiction, (ii) all logs, manuals and catalogs included with the Equipment on the Delivery Date therefor, and
      (iii) all logs, manuals, certificates, data and inspection, modification, maintenance and overhaul records that are required to be maintained with respect thereto under the rules and regulations of the FAA; provided that Lessee will not in any event be required to provide any logs, certificates, data or records of any type with respect to the use, operation, repair, maintenance or overhaul of the Equipment prior to the Delivery Date which were not provided to Lessee at the time of Lessee's acceptance of the Aircraft hereunder.

13.6  REDELIVERY FUEL.

      Fuel in the tanks of the Aircraft at re-delivery shall be recorded in Appendix A to Lease Supplement No. 2. At redelivery of the Aircraft, if there is more or less fuel in the tanks than at delivery, Lessee (if less) or Beneficiary (if more) will pay for the difference at the price of fuel at the re-delivery location.

13.7  INDEMNITY.

      The Lessee shall indemnify and hold harmless the Indemnitees from and against any and all liabilities, damages and losses (including costs and expenses incidental thereto) arising by reason of death or injury to any observer or employee of the Lessee, arising out of, or in any way connected with the demonstration flight and inspection of the Aircraft conducted pursuant to Exhibit "E" hereto or the ferry flight set forth in
      Article 13.1.

      The Lessor shall indemnify and hold harmless the Lessee from and against any and all liabilities, damages and losses (including costs and expenses incidental thereto) arising by reason of death or injury to any observer or employee of the Lessor or any Indemnitee arising out of, or in any way connected with the demonstration flight and inspection of the Aircraft conducted pursuant to Exhibit "E" hereto or the ferry flight set forth in
      Article 13.1.

ARTICLE 14.  EVENTS OF DEFAULT

14.1 EVENTS OF DEFAULT.

      Each of the following events shall constitute an Event of Default (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule, regulation of any administrative or governmental body):

      (a) if Lessee fails to pay any Rent payable under this Lease (including, without limitation, Maintenance Reserves or any portion of the Security Deposit) to the Beneficiary in the currency in which such sum is due within 5 days after the due date for payment thereof or if such amount is payable on demand, within 15 days after demand therefor; or

      (b) if insurances on or with respect to the Equipment are not maintained in accordance with the provisions of Article 10; or Lessee shall operate the Aircraft outside of the scope of the insurance coverage maintained with respect to the Aircraft; or

      (c) if the Lessee defaults in the due performance and observance of any of its obligations under the Lease (other than as set forth in Article 14.1 (a) and (b)) and such default is not remedied within thirty (30) days of notice from the Lessor to the Lessee requiring such remedy or, if any such default is not capable by due diligence of being cured or remedied within said thirty (30) days, such default is not cured or remedied within sixty (60) days after such notice by Lessor to Lessee; or

      (d) if any representation, warranty or statement made or deemed to be made by the Lessee to the Lessor and Beneficiary in this Lease in any certificate, statement or opinion delivered by it hereunder or thereunder or in connection herewith or therewith is incorrect, inaccurate or misleading in any material respect when made or deemed to be made or repeated; or

      (e) if all, or substantially all, of the Lessee's air transport licenses are revoked, or if its commercial passenger operating certificate is revoked, canceled or otherwise terminated; or

      (f) if a liquidator for the winding up of the Lessee shall be appointed, or an encumbrancer shall take possession or a receiver shall be appointed of the whole or substantially all of the property or assets of the Lessee or the Lessee applies for, or consents to, the appointment of any receiver or similar official for it or substantially all of its property or assets, or an administrative receiver is appointed of all or substantially all of the Lessee's property or assets or any similar or analogous event shall occur in relation to the Lessee in any relevant jurisdiction including the United States; or

      (g) if Lessee files a voluntary petition in bankruptcy or a voluntary petition seeking reorganization in a proceeding under any bankruptcy laws (as now or hereafter in effect); or an answer admitting the material allegations of a petition filed against Lessee in any such proceeding, or a petition against Lessee in a proceeding under the bankruptcy, insolvency or other similar Laws (as now or hereafter in effect) of any governmental entity is filed and is not withdrawn or dismissed within ninety (90) days thereafter; or

      (h) if the Lessee shall stop payments on its aircraft financing or leasing obligations generally or shall cease to carry on its business or shall be unable to pay its debts as they become due; or

      (i) if the Security Deposit shall be attached or rendered unavailable to the Beneficiary or the Beneficiary shall be ordered by a court of competent jurisdiction to repay or return the Security Deposit prior to the end of the Term or the Letter of Credit shall not be renewed or replaced prior to the third Business Date prior to its expiry date unless (i) Lessee shall have made a cash deposit with Beneficiary of $[ ]* or (ii) Beneficiary shall have drawn under the Letter of Credit, on or prior to such expiry date.

ARTICLE 15.  REMEDIES

      Upon the  occurrence  of any  Event of  Default  under the  provisions  of
Article 14.1 (f) or (g), all of Lessee's rights hereunder in and to the Equipment shall automatically terminate. Upon the occurrence of any Event of Default under any other provision of Article 14, and at any time thereafter so long as the same shall be continuing, Lessor may, at its option, declare this Lease to be in default and at any time thereafter, Lessor may, in addition to any other remedies provided herein or by applicable law, exercise one or more of the following remedies with respect to the Equipment or any part thereof, as Lessor in its sole discretion shall elect:

(a) Demand that Lessee, and Lessee shall upon the written demand of Lessor and at Lessee's expense, return promptly to Lessor the Equipment as Lessor may specify in the manner and condition required by, and otherwise in accordance with all of the provisions of, Article 13 hereof (including, without limitation, the return of all Records) as if the Equipment were being returned at the end of the Term therefor; or Lessor, at its option, may enter upon the premises where all or any part of the Equipment is located and take immediate possession of and remove the same (together with any engine which is not an Engine but which is installed on the Airframe, subject to all of the rights of the owner, lessor, lienor or secured party of such engine, provided, however, that such Airframe with an engine (which is not an Engine) installed thereon may be flown to a location within the continental United States, and such engine shall be held for the account of any such owner, lessor, lienor or secured party or, if owned by Lessee, may, at the option of Lessor, be exchanged with Lessee for an Engine in accordance with the terms of Article 13 hereof) by summary proceedings or otherwise, all without liability accruing to Lessor for or by reason of such entry or taking of possession, whether for the restoration of damage to property caused by such taking or otherwise;

(b) Whether or not Lessor shall have exercised, or shall thereafter at any time exercise, any of its rights under paragraph (a) above, Lessor, by written notice to Lessee specifying a payment date, may demand that Lessee pay to Beneficiary, and Lessee shall pay to Beneficiary, on the payment date specified in such notice, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Rent for the Equipment due for the period commencing after the date specified for payment in such notice), any accrued but unpaid Basic Rent for such Aircraft due to and including the payment date specified in such notice, plus an amount equal to the excess of (i) the aggregate unpaid Basic Rent for the Equipment which would otherwise have accrued over the remainder of the Term therefor but for the Event of Default, discounted monthly to present value as of the payment date specified in such notice at 7% per annum over (ii) the Fair Rental Value of the Aircraft for the remainder of the Term discounted to present value at the same rate. The amounts specified in such notice shall continue to bear interest at the Incentive Rate from the payment date specified in said notice until payment is made;

(c) In the event Lessor shall have relet the Equipment, Lessor, in lieu of exercising its rights under paragraph (b) above with respect to the Equipment may, if it shall so elect, demand that Lessee pay Beneficiary and Lessee shall pay Beneficiary, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Rent for the Equipment due for the period commencing after the date of reletting) any accrued but unpaid Basic Rent for the Equipment due up to and including the date of reletting or sale plus the excess of: (i) the aggregate unpaid Basic Rent for the Equipment which would otherwise have become due over the Term therefor discounted monthly to present value as of the date of reletting at 7% per annum over (ii) the aggregate basic rental payments to become due under the reletting from the date of such reletting to the date upon which the Term would have expired but for Lessee's default, discounted monthly to present value as of the date of the reletting at 7% per annum;

(d) Proceed by appropriate court action or actions to enforce performance by Lessee of the applicable covenants of this Lease and to recover damages for the breach hereof;

(e) Terminate this Lease as to any or all items of Equipment, which termination shall be effective immediately upon Lessor having given notice of termination to Lessee, whereupon Lessee's right to possess and use such items of Equipment shall immediately cease.

Except as otherwise specifically provided above, Lessee shall also be liable for all unpaid Rent due hereunder before, during or after the exercise of any of the foregoing remedies with respect thereto, including all technical and remarketing expenses, legal fees and other costs and expenses incurred by Lessor and/or Beneficiary by reason of the occurrence of any Event of Default or the exercise of Lessor's remedies with respect thereto and all costs and expenses incurred in connection with the return of the Aircraft in accordance with the terms of
Article 13 hereof, or in placing such Aircraft in the condition and airworthiness as required by such Article.

Except as otherwise  expressly  provided  above,  no remedy  referred to in this
Article is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity; and the exercise or beginning of exercise by Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by Lessor of any or all of such other remedies. No express or implied waiver by Lessor of any Event or Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Event or Event of Default.

ARTICLE 16.  [Intentionally Omitted]

ARTICLE 17.  LETTER OF CREDIT

      As required by Section 3.3, Lessee shall deliver to Beneficiary as the Security Deposit an irrevocable standby Letter of Credit ("L/C") in the amount of $[ ]*. Such L/C shall be substantially in the form of Exhibit H hereto and otherwise in form and substance and from a bank satisfactory to Beneficiary and shall provide, among other things, that the L/C is irrevocable until 90 days after the end of the Term, the L/C may be drawn upon by Beneficiary upon presentation to the issuing bank of a certificate of Beneficiary stating that an Event of Default has occurred and is continuing under the Lease. Lessee agrees that in an Event of Default, Beneficiary may, at its option, immediately draw under such L/C and apply the same towards any or all amounts due under this Lease, whether such amounts due constitute Basic Rent payments, damages for breach of this Lease or other Rent payments, all in Beneficiary's sole discretion. Partial drawings will be permitted. If the L/C expires prior to the date set forth above, Beneficiary may draw the L/C in full if Lessee has not caused it to be renewed prior to the third Business Date prior to its expiry date.

ARTICLE 18.  MISCELLANEOUS

18.1  CONSTRUCTION AND APPLICABLE LAW.

      Any provision of this Lease which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining such provisions hereof, and any such prohibition or enforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, Lessee hereby waives any provision of law which renders any provision hereof prohibited or unenforceable in any respect. No term or provision of this Lease may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom the enforcement of the change, waiver, discharge or termination is sought. This Lease shall constitute an agreement of lease, and nothing herein shall be construed as conveying to Lessee any right, title or interest in the Aircraft or Engine except as a lessee only. The captions in this Lease are for convenience of reference only and shall not define or limit any of the terms or provisions hereof. This Lease shall in all respects be governed by, and construed in accordance with, the laws of the State of New York, United States of America, including all matters of construction, validity and performance, without regard to the conflict of laws rules thereof.

18.2  NOTICES.

      All notices, demands and other communications required under the terms hereof shall be in writing, and any such notice shall be deemed given when received (if personally delivered) or, if sent by recognized international courier, three Business Days after being sent, prepaid, addressed to the appropriate party at its address set forth below, or at such other place as such party may from time to time hereafter designate to such other parties in writing:

      If to Lessee:

      Western Pacific Airlines, Inc.
      2864 South Circle Drive
      Suite 1100
      Colorado Springs, Colorado  80906

            Attention:  Chief Financial Officer
            Telephone:  (719) 527-7394
            Telecopy:         (719) 527-7480

      with a copy to:

      Smith, Gambrell & Russell, LLP
      1230 Peachtree Street
      Suite 3100
      Atlanta, Georgia 30309
            Attention:  Howard E. Turner, Esq.
            Telephone:  (404) 815-3594
            Telecopy:   (404) 815-3509

      If to Lessor:

      First Security Bank, National Association
      79 South Main Street
      Salt Lake City, Utah 84111
            Attention:  Corporate Trust Department
            Telephone:  (801) 246-5630
            Telecopy:   (801) 246-5053

      With a copy to Beneficiary:

      KG Aircraft Leasing Co., Ltd.
      3 Adelaide Court
      Adelaide Road
      Dublin 2, Ireland
            Attention:  Managing Director
            Telephone:  353-1-475-7373
            Telecopy:   353-1-475-7378

      and with a copy to:

      Winthrop, Stimson, Putnam & Roberts
      One Battery Park Plaza
      New York, New York  10004-1490
            Attention:  C. Payson Coleman
            Telephone:  212-858-1426
            Telecopy:  212-858-1500

      All such notices, demands and other communications may also be given by telefax. In such event, such notice, demand or communication shall be deemed given on the Business Day following actual transmission to the recipient party of the telefax. Changes in the addresses for notices hereunder may be made by written notice to the other parties mentioned above.

18.3  LESSOR'S RIGHT TO PERFORM FOR LESSEE.

      If Lessee fails to make any payment of Supplemental Rent required to be made by it hereunder or fails to perform or comply with any of its agreements contained herein in each case, beyond any applicable grace period, Lessor or Beneficiary may itself, after such prior consultation with Lessee as shall be reasonable under the circumstances, make such payment or perform or comply with such agreement, and the amount of such payment and the amount of the reasonable expenses of Lessor and/or Beneficiary incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, together with interest thereon at the Incentive Rate, shall be deemed Supplemental Rent, payable by Lessee upon demand.

18.4  CORPORATE EXISTENCE; MERGER.

      Lessee will preserve and maintain its corporate existence and all its rights, privileges and franchises in every jurisdiction in which the character of its property or the nature of its business makes licensing or qualification necessary. Lessee will not merge or consolidate with or into any person or entity or sell, lease or otherwise dispose of all or substantially all of its properties, unless the surviving corporation expressly assumes in a manner reasonably satisfactory to Beneficiary all of Lessee's obligations hereunder.

18.5  QUIET ENJOYMENT.

      Lessor covenants that as long as no Event of Default has occurred and is continuing, neither Lessor nor any person claiming by, through or under Lessor shall interfere during the Lease Term with the use, possession and quiet enjoyment of the Aircraft by the Lessee or the exercise by Lessee of its rights and privileges hereunder.

18.6  ASSIGNMENT.

      Except as specifically set forth in Article 5.1, this Lease and all or any part of Lessee's rights and obligations hereunder shall not be assigned or transferred by Lessee without Lessor's prior written consent, and any purported assignment or transfer shall be void. Subject to the foregoing, this Lease shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto, including but not limited to any corporation into which Lessee may merge, or which may succeed to all or substantially all of the assets of Lessee, and such corporation shall expressly assume the liability created hereunder.

      Lessor's and Beneficiary's interest in this Lease Agreement and in the Aircraft and in the trust created under the Trust Agreement are assignable and alienable by Lessor and Beneficiary in whole but not in part upon receipt of Lessee's consent (which will not be required if an Event of Default has occurred and is continuing) which will not be unreasonably withheld or delayed, and upon such assignment Lessor and Beneficiary shall be discharged from all further obligations hereunder in respect of such interest or Equipment assigned and the assignee or transferee shall succeed to all of Lessor's and Beneficiary's rights, interests and obligations in respect thereof as though such assignee or transferee had been the initial owner or lessor, as the case may be, in respect thereof. Lessee shall at Beneficiary's expense comply with all reasonable requests of Lessor and/or Beneficiary, their successors and assigns in respect of the assignment so long as Lessee's obligations hereunder are not increased and Lessee's rights and privileges are not reduced thereby (including, if requested, execution of a lease agreement on terms substantially identical to this Lease Agreement substituting the name of such successor or assignee for Lessor and/or Beneficiary). For the avoidance of doubt, the foregoing shall not (i) restrict Lessor's and Beneficiary's right to finance the Aircraft and create a security interest therein and in the Lease without Lessee's consent, or (ii) change Lessee's obligation to cooperate as and to the extent provided in Article 11.

18.7  EXPENSES.

      Each party shall bear its own expenses in connection with entering into this Lease except that Beneficiary shall be responsible for Lessor's costs and expenses and Lessee and Beneficiary will split FAA counsel's fees and expenses evenly. The prevailing party in any action or proceeding between Lessor, Beneficiary and/or Lessee to enforce the terms of this Lease shall be entitled to recover from the other party all its costs and expenses, including reasonable attorneys' fees incurred by such prevailing party in such action or proceeding.

18.8  SURVIVAL.

      The representations, warranties, indemnities and agreements of the parties provided for in this Lease, and each party's obligations under any and all provisions hereof, shall survive the delivery of the Aircraft and the expiration or other termination of this Lease and are expressly made for the benefit of, and shall be enforceable by the applicable party and their respective successors and assigns.

18.9  ENGLISH LANGUAGE.

      All Records shall be kept and maintained in the English language with respect to entries made therein pertaining to the operation, repair, maintenance or overhaul of the Equipment during the Lease Term. All other information, notices, communications, opinions, reports, records, and the like required to be given, kept or maintained by Lessee or to be delivered to Lessor hereunder, if not in the English language, shall be accompanied by an English translation; provided, however, that the English version of all such information, notices, communications, opinions, reports, and records and other documents, including this Lease, shall govern in the event of any conflict with the non-English version thereof.

18.10 JURISDICTION.

      The Lessor, Beneficiary and Lessee each irrevocably agrees that any state or Federal Court in the State of New York shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and, for such purposes, irrevocably submits to the jurisdiction of such courts. The Lessor, Beneficiary and Lessee each (i) irrevocably waives any objection which it might now or hereafter have to the courts referred to in the above provisions of this Article being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and agrees not to claim that any such court is not a convenient or appropriate forum and
      (ii) KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF ANY PARTIES HERETO OR THERETO.

      The submission to the jurisdiction of the courts referred to in the above provisions of this Article shall not (and shall not be construed so as to) limit the right of the Lessor, Lessee or Beneficiary to take proceedings against the Lessee, Lessor or Beneficiary, as applicable, in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

      Lessee,  Lessor and  Beneficiary,  each  hereby  appoints  CT  Corporation
      System, New York, N.Y., as its agent for service of process relating to any proceedings before the New York courts in connection with this Agreement and agrees to maintain a process agent in New York throughout the Term. Lessee agrees to service of process by mail to its address set forth herein.

18.11 CURRENCY.

      If for the purpose of obtaining judgment in any court in any country it becomes necessary to convert the amount due under this Lease into the currency of such country, then the conversion shall be at the rate of exchange prevailing on the day on which the court judgment is given. For this purpose, "rate of exchange" means the rate at which Lessor, Beneficiary or Lessee, as applicable, is able on the relevant date to purchase Dollars with such currency in such country. In the event that there is a change in the rate of exchange prevailing between the day on which the judgment is given and the date of payment of the amount due, Lessee, Lessor or Beneficiary, as applicable, shall pay such additional amount as may be necessary to ensure that the amount paid on such date is the amount in the currency of such country which, when converted at the rate of exchange prevailing on the date of payment, is the amount then due under this Lease in Dollars. Any amount due from Lessee under this Article
      18.11 shall be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of this Lease.

18.12 INTEGRATION.

      This Lease Agreement incorporates and supersedes all prior agreements and understandings between the parties hereto including the Letter of Intent.

      This Agreement may not be amended, waived or modified orally, but only in a written supplement hereto signed by the parties hereto.

18.13 COUNTERPARTS.

      This Lease may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      To the extent that this Agreement constitutes chattel paper under the Uniform Commercial Code of any relevant jurisdiction, no security interest in this Agreement may be perfected except by possession of the counterpart marked "ORIGINAL" and containing the executed receipt on the signature page hereof. Any other counterpart of this Agreement shall constitute a duplicate but shall not be the chattel paper counterpart.

18.14 BANKRUPTCY - SECTION 1110

      It is the  intention  of the  parties  that the  provisions  of 11  U.S.C.
      Section 1110 or any analogous section of the Federal bankruptcy laws, as amended from time to time, shall be applicable to the interests of the Lessor and Beneficiary in the Aircraft and to any right of the Lessor and Beneficiary to take possession of the Aircraft in compliance with this Agreement. This Agreement is intended to be a lease for Federal income tax purposes.

      IN WITNESS WHEREOF, Lessor, Beneficiary and Lessee and have each caused this Lease to be duly executed by their authorized officers or representatives as of the day and year first above written.

                                    WESTERN PACIFIC AIRLINES, INC.



                                    By:___________________________

                                    Title:________________________



                                    KG AIRCRAFT LEASING CO., LTD.



                                    By:___________________________

                                    Title:________________________

      Receipt of the chattel paper counterpart marked "ORIGINAL" is hereby acknowledged.


                                    KG AIRCRAFT LEASING CO., LTD.



                                    By:___________________________

                                    Title:________________________

                                   EXHIBIT "A"

                              LEASE SUPPLEMENT NO.1

      THIS LEASE SUPPLEMENT NO. 1, dated _______________, 1997, between FIRST SECURITY BANK, NATIONAL ASSOCIATION, not in its individual capacity except as set forth herein but as Trustee for and on behalf of KG Aircraft Leasing Co., Ltd., pursuant to Trust Agreement dated , 1997 (the "Lessor"), KG AIRCRAFT LEASING CO., LTD., an Irish limited liability company ("KG") and Western Pacific Airlines, Inc., a Delaware corporation (the "Lessee").

      KG and Lessee have heretofore entered into a Lease Agreement dated as of May , 1997, (herein the "Lease Agreement" and the terms defined therein being herein used with the same meaning), which Lease Agreement provides for the execution and delivery from time to time of Lease Supplements, under the Lease Agreement.

      KG and Lessee, by their execution hereof agree that First Security Bank, National Association will be the Lessor under the Lease Agreement and Lessor agrees to be bound by the terms thereof.

      The Lease Agreement relates to the Airframe and Engines described below, and a counterpart of the Lease Agreement is attached hereto and made a part hereof and this Lease Supplement, together with such attachment, is being filed for recordation on the date hereof with the relevant authorities as one document.

      NOW, THEREFORE, in consideration of the premises and other good and sufficient consideration, Lessor and Lessee hereby agree as follows:

1. Lessor hereby delivers and leases to Lessee, and Lessee hereby accepts and leases from Lessor, under the Lease Agreement, the following described Boeing Model 737-353 airframe:

      (i)   Airframe:         U.S. Registration:  N957WP;
                              Manufacturer's Serial No. 24060; and

      (ii)  Engines:          Two CFM International CFM56-3B2 engines bearing
                              respectively manufacturer's serial numbers
                              722139 and 723130

2. The Delivery Date of the Aircraft is the date of this Lease Supplement set forth in the opening paragraph hereof.

3.    The Term for the Aircraft shall commence on the date hereof.

4. Lessee's duly appointed and authorized technical experts have inspected the Aircraft and Lessee accepts the Aircraft for all purposes of the Lease Agreement, [subject to rectification of any discrepancies detected during the Test Flight and set forth on the list attached hereto].

5. Lessee hereby confirms its agreement to pay Lessor Rent and any other amounts with respect to the Aircraft throughout the Term therefor in accordance with the terms of the Lease Agreement.

6. Lessee hereby confirms to Lessor that the Airframe and Engines have been duly marked as showing Lessor's title thereto in accordance with the terms of the Lease Agreement.

7.    The Aircraft is insured in accordance with the terms of Lease.

8. No Event of Default is subsisting and the representations and warranties contained in Article 4.2 of the Lease are, by reference to the facts and circumstances existing today, true and accurate in all respects.

9. To the best of Lessee's knowledge and belief, the Lessee has no right of set-off, deduction, withholding or counterclaim against the Lessor whatsoever as of the date hereof except with respect to the discrepancies, if any, set forth on the list attached hereto.

10. All of the terms and provisions of this Lease Supplement are hereby incorporated by reference into the Lease Agreement to the same extent as if fully set forth therein. Appendices A, B and C to this Lease Supplement and any attachments thereto are to be read together and form part of this Lease Supplement.

      IN WITNESS WHEREOF, Lessor and Lessee have each caused this Lease Supplement to be duly executed by their authorized officers or representatives as of the day and year first above written.


FIRST SECURITY BANK, NATIONAL ASSOCIATION, in its individual capacity but solely as Owner Trustee under the Trust Agreement dated , 1997.

By: _______________________

Title: ____________________



WESTERN PACIFIC AIRLINES, INC.





By:_______________________

Title:____________________

KG AIRCRAFT LEASING CO., LTD.

By: _______________________

Title: ____________________

                                   APPENDIX A

                            Aircraft Hours and Cycles

                       as of                    , 19___

U.S. Registration Mark:  N957WP Serial Number 24060

A.    AIRFRAME

      Aircraft Total Time (Hours)                     _______

      Aircraft Total Landings (Cycles)                _______

      Lessee Service Check - Time to next Check       _______

      Lessee 'A' Check  - Time to next Check    _______

      Lessee 'C' Check - Time to next Check           _______

B.    CFM International CFM56-3B2 Engine

            Serial                  Hours/Cycles
Position    Number      TCSN  TTSN   TTSV/TCSV  to Next Limit

1
2

C.    Auxiliary Power Unit

Serial      Total                                   Hours/Cycles
Number      Hour/Cycles       TTSV  TTSOH           to Next Limit



D.    Landing Gear
                        Hours       Cycles
Nos.  Hours/Cycles      Remaining   Remaining

      NLG
      Rt Main Gear
      Lt Main Gear

E.    Fuel Remaining in Tanks

-----

Key:

TCSN:             Total Cycles Since New
TTSN:             Total Time Since New
TTSV/TCSV:        Total Time Since Shop Visit/Total Cycles Since Shop Visit
TTSOH:            Total Time Since Last Overhaul

                                   APPENDIX B

                         DOCUMENTATION DELIVERY RECEIPT


      Western Pacific Airlines, Inc. (the "Lessee"), and First Security Bank, N.A., as Owner Trustee (the "Lessor") hereby confirm the delivery by the Lessor and receipt by the Lessee of the Technical Records as described on the Attachment 1 hereto and a part hereof, on __________________, 19__, in ________, at _________ time.



WESTERN PACIFIC AIRLINES, INC.      FIRST SECURITY BANK, NATIONAL
                                         ASSOCIATION,
                                          as Owner Trustee


By ________________________         By _______________________

Its _______________________         Its ______________________

                                  ATTACHMENT 1

                          TECHNICAL RECORDS AT DELIVERY

                                 MANUALS LISTING
                           (ALL HARDCOPY UNLESS NOTED)


The Aircraft will be re-delivered with the same number of copies of the documents listed below as were delivered to Lessee at delivery.

1. AD's and SB compliance records (Airframe and Engines) - information must include method of compliance, date of accomplishment and signature of person accomplishing work.

2. Engine Records - record of last (major inspection) overhaul, disc part numbers, cycle/hour limits.

3. Records of life limited parts, life limited parts history since new (both Engine and Airframe) and hours/cycles used.

4. Complete record of last Airframe ("D" check or equivalent) overhaul information must include both routine and non-routine data.

5.    Landing gear overhaul records (including shop report).

6. Copies of engineering orders relating to repairs/modifications of the Airframe, components or systems.

7. If applicable, stress analysis and material certification date relating to major interior modifications, i.e., galley installations, overhead and bin enclosures if no STC available.

8. Ground proximity warning system-certification details and installation information, including part numbers of major components.

9. Time control records - engine TSO, TSEHM, TSHSI and similar data on time-controlled components under operator's approved program.

10. Approved flight manual, IPC, maintenance manual, wiring manuals, galley manuals and passenger seat manuals.

11.   Record of last weighing.

12. Copy of current weight and balance (loading system) for passenger and cargo loading.

13.   Aircraft weight and balance manual (MFG's).

14.   Approved Interior arrangement drawing.

15.   Records of last "A" check "B" check and "C" check.

16.   Log book pages (1 year).

17.   Letter certifying Aircraft status relating to accident or incidents.

18.   Avionics equipment list (must include flight data recorder information).

19.   Flight data recorder calibration sheet, if applicable.

20. Last calibration information on altimeters, airspeed indicators and ATC transponder test, including date of accomplishment.

21.   Operators current maintenance program document, if permitted.

22.   Part 36 compliance information.

23.   List of approved overhaul agencies, if permitted.

24.   Record of last APU overhaul.

25. Records of last overhaul of hard time limited component as controlled by operator's maintenance program.

26.   List of all emergency equipment with part numbers.

27.   Aircraft Maintenance Manual - Microfilm.

28.   Illustrated parts Catalogue - Microfilm.

29.   Wiring Diagram Manual - Microfilm.

30.   System Schematics Manual - Hard copy.

31.   Structural Repair Manual - Microfilm.

32.   Bite Manual - Hard Copy.

33.   Boeing Service Letters - Microfilm.

34.   Boeing Service Letters Index - Microfilm.

35.   Boeing Service Bulletins - Microfilm.

36.   Boeing Service Bulletins Index - Microfilm.

37.   Boeing Service Activities Report - Hard Copy.

38.   Component Maintenance/OVHL Manual - Microfilm.

39.   Illustrated Parts Catalogue - Hard Copy.

40.   Dispatch Deviation Procedures

41.   Power Plant Build-up Manual.

42.   Aircraft Operations Manual.

43.   Quick Reference Handbook - Hardcopy, if available.

                                   APPENDIX C

                            LOOSE EQUIPMENT SCHEDULE


EQUIPMENT
1.    4 Emergency Flashlights, DME Corp
2.    PBE, S/N 01860, PB Corp.
3.    PBE, S/N 0819, PB Corp.
4.    Scott 5500 Oxygen bottle
5.    Scott 5500 Oxygen bottle
6.    Scott 5500 Oxygen bottle
7.    Scott 5500 Oxygen bottle
8.    ACR Electronics EM-1 Megaphone (2)
9.    General Halon 1211 Fire Extinguisher
10.   General Halon 1211 Fire Extinguisher
11.   Kidde Liquid Fire Extinguisher
12.   Zee First Aid Kits (2)

DOCUMENTS
1.    Boeing 737-300 Quick Reference Handbook
2.    CFM 56 Performance Card
3.    737 Exterior Inspection Card
4.    737 Adjusted Weight Tables Card
5.    Pilots Rider Reference Card
6.    737 Operations Manual Volumes 1, 2, 3
7.    737 Airplane Flight Manual Volumes 1, 2, 3, 4
8.    PBE S/N 02703

                                   EXHIBIT "B"

                        FORM OF LETTER OF QUIET ENJOYMENT


From:  _______________________  (the "undersigned")

To:   WESTERN PACIFIC AIRLINES, INC. (the "Lessee")

In Re: One Boeing 737-300 Aircraft Manufacturer's Serial Number 24060 (the "Aircraft")/Aircraft Lease Agreement (the "Lease") dated ____________, 1997 between KG Aircraft Leasing Co., Ltd. (the "Lessor") and the Lessee

Dear Sirs:

1. In consideration of $10 and other good and valuable consideration received from Lessee and/or Lessor the receipt of which is hereby acknowledged, we confirm to you that we will not interfere with the quiet possession and use of the Aircraft by the Lessee or the exercise by the Lessee of its rights and privileges under the Lease throughout the term of the Lease, but subject to the terms of the Lease so long as no Event of Default (as defined in the Lease) has occurred and is continuing.

2. The foregoing undertaking is not to be construed as restricting the rights of the undersigned to dispose of its interest in the Aircraft to such persons and on such terms as it considers appropriate. However, if the undersigned exercises such rights during the term of the Lease and provided that at or prior to the time of such disposal the Lessor has not issued a termination notice with respect to an Event of Default (as defined in the Lease) which has occurred and is continuing at the time such notice was issued, the undersigned will (subject to any requirements or restrictions imposed by applicable law) dispose of the Aircraft expressly subject to the Lease and on terms that the purchaser issues a written undertaking to you in form and substance satisfactory to you that it will not interfere with your quiet possession and use of the Aircraft throughout the remaining term of the Lease, so long as no Event of Default (as defined in the Lease) has occurred and is continuing.

3. The undersigned hereby represents to Lessee that (i) it is a company incorporated and validly existing under the laws of [ ] and has the corporate power to enter into and perform its obligations under this letter of quiet enjoyment and to own its assets and carry on its business as it is now being conducted and (ii) this letter of quiet enjoyment is the legal, valid and binding obligation of the undersigned.

4. This Letter of Quiet Enjoyment shall be governed by, and construed in accordance with, the internal laws of the State of New York.

Please countersign this letter to confirm your agreement to the arrangements contained herein.




                                          [Lessor and Beneficiary]





                                          For and on behalf of
                                                [                 ]



Agreed and accepted:





For and on behalf of WESTERN PACIFIC AIRLINES, INC.

                                   EXHIBIT "C"

                    MAINTENANCE RESERVES ADJUSTMENT FORMULA


                  Flight Hour/                  Rates
                    Cycle Ratio

                  2.5  -  2.59                 $[  ]*
                  2.4  -  2.49                  [  ]*
                  2.3  -  2.39                  [  ]*
                  2.2  -  2.29                  [  ]*
                  2.1  -  2.19                  [  ]*
                  2.0  -  2.09                  [  ]*
                  1.9  -  1.99                  [  ]*
                  1.8  -  1.89                  [  ]*
                  1.61 -  1.79                  [  ]*
                  1.51 -  1.6[  ]*
                  1.41 -  1.5[  ]*
                  1.31 -  1.4[  ]*
                  1.21 -  1.3[  ]*
                  1.11 -  1.2[  ]*
                  1.01 -  1.1[  ]*
                   .91 -  1.0[  ]*

                                   EXHIBIT "D"

                        ADDITIONAL DELIVERY REQUIREMENTS


      In addition to the delivery conditions defined in Article 2.1.3(i) of this Agreement, the following additional conditions shall apply on delivery of the Aircraft to Lessee at Beneficiary's cost:

1. The Aircraft will be in 142 seat all economy configuration (or as otherwise agreed by Lessee);

2.    The Aircraft will be painted in Philippine Airlines ("PAL") livery;

3. The Aircraft shall be in condition to meet the minimum conditions required to operate the Aircraft under FAR Part 121; provided that Lessee's FAA-approved maintenance personnel shall be in attendance at Lessee's expense for the entire "C" check in Manila so that they can sign off the work cards;

4. The Aircraft shall be in good operating condition airworthy and with all systems operational and within manufacturers' manual limits, irrespective of deviations or variations authorized by the Minimum Equipment List (MEL) or Configuration Deviation List (CDL);

5. The Aircraft shall have been cleaned externally within the last two weeks and have had its interior deep cleaned immediately prior to delivery in accordance with Lessee's deep clean specification and in conformance with major airline standards. The seat covers shall be in good condition;

6. The Aircraft shall comply with the Manufacturer's specification, as revised from time to time by the incorporation of certain airworthiness directives, service bulletins and modifications which enhance the Aircraft's operational capability;

7. The Aircraft shall have had accomplished thereon on a terminating action basis and be in compliance with all outstanding mandatory orders, directives, FARs and instructions affecting the Aircraft as issued by the FAA or the Manufacturer which have a compliance deadline prior to the first anniversary of the Delivery Date.

8. All damage to the Aircraft which is not within the applicable limits shall have been permanently repaired and certified in accordance with the requirements of the FAA and the Manufacturer. External repairs will, where applicable, be flushed or otherwise permanently repaired and certified in accordance with the requirements of the FAA and the Manufacturer;

9. Lessor shall provide one full set of all technical documents in English relating to the Aircraft as listed on the Attachment to Appendix B to the form of Lease Supplement No. 1 attached hereto as Exhibit "A", including copies of all engineering orders, complete records of AD and Service Bulletin compliance and copies of manufacturer's manuals relating to the Airframe, Engines, interior configurations, components and APU, all in compliance with FAA regulations. All records necessary for Lessee to comply with its obligations under the Lease and to operate the Aircraft under FAR Part 121 shall be delivered to Lessee at the same time as the Aircraft and shall be in English;

      The Records shall be delivered with the Aircraft, except that documentation relating to the pre-delivery "C" Check shall be delivered as soon as practicable but in any event, within 15 days from the date the Aircraft is delivered to Lessee. At the time of delivery of the Records for the Aircraft to Lessee, Lessee and Lessor shall execute an aircraft documentation return receipt (the "Aircraft Documentation Delivery Receipt") in the form attached as Appendix B to Lease Supplement No. 1;

10. Cleaning and treating of minor or moderate corrosion and correction of all severe or exfoliated corrosion deferred by the prior operator or found by the Lessee during the Lessee's ground inspection shall be accomplished by the Beneficiary in accordance with FAA approved data prior to delivery;

11. The Aircraft shall have all deferred maintenance items and pilot log book reports rectified on a terminating action basis;

12. The Aircraft shall be capable of certificated, full rated performance without limitations throughout the entire operating envelope as defined in the Airplane Flight Manual. Performance compliance will be demonstrated at the time of the pre-delivery test flight and/or by inspection and testing of the powerplants (engines, nacelles and accessories) in accordance with the Engine Maintenance Manual, at Lessee's option;

13. The Aircraft (including the Records and other related documents to be delivered therewith in accordance with Appendix B hereto) shall be made available to Lessee for ground inspection by Lessee at the delivery location. Records will be made available to Lessee at least 15 days prior the date of delivery. Such inspection shall commence as soon as Beneficiary begins its performance of the pre-delivery check referred to below. The areas of the Aircraft required to perform the checks described in these delivery conditions, shall be opened and Beneficiary shall allow Lessee to accomplish its inspection in order to determine that the Aircraft (including the Records) is in the condition required herein. During such checks, Lessee personnel shall not have the right to request that adjacent additional panels or areas be opened to allow further inspection. Beneficiary, at its own expense, shall promptly correct all deficiencies affecting airworthiness and any discrepancies from the condition required by the provisions of this Lease which are observed during such inspection and are communicated in writing by Lessee to Beneficiary. All repairs shall be classified as permanent;

14. The Aircraft shall be test flown by PAL for approximately two hours, during which Lessee's and Beneficiary's representatives shall be on board, in Manila and then, following correction of any defects identified during such test flight, ferried by PAL to the Delivery Location. Up to three (3) of the Lessee's representatives (or more if consented to by PAL and Beneficiary) may participate in such test flight as observers. The test flight shall be flown using Boeing's standard operational test flight procedures. Upon completion of the test flight, the representatives of Lessee and Beneficiary shall agree in writing upon any discrepancies in such Aircraft required to be corrected by Beneficiary in order to comply with the provisions of this Lease and Beneficiary shall, or shall cause PAL, to promptly correct any such discrepancies. Lessee may be on board for the ferry flight, but not for the purpose of discovering additional defects. There will be no additional test flight following any work done at the Delivery Location and prior to acceptance of the Aircraft; provided that the Aircraft will be flown at the Delivery Location by PAL or Beneficiary to the extent required to prove that any defect discovered on the ferry flight by Beneficiary which requires proving has been corrected.

      All flights pursuant to this clause above shall be made at Beneficiary's (or PAL's) expense, except that Lessee shall provide its observers at Lessee's expense;

15. The condition of the Airframe upon delivery shall be as follows:

      a. The Airframe shall have accomplished, in accordance with the Manufacturer's Maintenance Planning Document, immediately prior to the test flight in Manila a "C" Check. All routine and non-routine maintenance items will be corrected during the "C" Check and no carry-over items will exist at delivery;

      b. the installed main landing gear and nose landing gear shall be in good operating condition and shall have at least half-time remaining prior to removal from the Aircraft for overhaul or sampling;

16. The condition of installed systems upon delivery shall be as follows:

      a.    CONTROLLED COMPONENTS

            Aircraft and engine hour and/or cycle controlled components at time of delivery to Lessee shall have remaining as a minimum, 3,000 Flight Hours and/or 1200 Cycles, whichever is applicable until the next scheduled removal for overhaul, test, inspection or disassembly. All components controlled on a calendar basis shall have remaining, as a minimum, twelve (12) months before scheduled removal for testing, inspection or overhaul. Such hour/cycle or calendar controlled components are defined as those components for which hours and/or cycles and/or calendar times are controlled under the maintenance program. However, if a component or part has a life, overhaul or check interval limit that is less than the above stated hours, cycles or calendar time limit requirement, such component or part shall have as a minimum 90 per cent of the interval remaining to removal for replacement or overhaul. Beneficiary will not install life-limited or rotable components on the Aircraft for the purpose of depleting the value of the Aircraft;

      b.    CONDITION OF MONITORED COMPONENTS

            Aircraft and engine systems, components or parts maintained "on condition" or condition monitored shall be within the relevant manufacturer's specified or recommended limits with no adverse trends;

17. Each of the Engines and each module and part thereof at time of delivery to Lessee shall be in good operating condition and shall meet the following requirements:

      a.    TIME SINCE REFURBISHMENT

            Each Engine shall have remaining no less than three thousand (3,000) Flight Hours to its next scheduled shop visit pursuant to the manufacturer's engine management program policy recommendation, and shall not meet the delivery condition if any Engine has remaining less than such Flight Hours;

      b.    LIFE LIMITED PARTS

            Life limited parts shall have remaining at least 3,000 Cycles until next scheduled removal for replacement of life limited parts;

      c.    BOROSCOPE INSPECTION

            Both the hot and cold sections of the Engines and APU shall be boroscoped in accordance with Manufacturer's recommendations at Beneficiary's expense at delivery, and Beneficiary will correct all discrepancies that exceed Manufacturer's maintenance manual limitations at its expense. Beneficiary shall provide Lessee with a written report and video tape of such boroscope and Lessee will be entitled to be present at any such boroscope. Beneficiary shall conduct a maximum power assurance run on each Engine to ensure that each Engine has an EGT temperature margin of 21 degrees or higher. Satisfactory evidence shall be provided to Lessee reflecting the correction of any discrepancies found during such inspection;

      d.    TREND MONITORING

            All Engine parameters shall be within the Manufacturer's Engine Maintenance Program limits with no adverse trends. If the Aircraft engine historical and maintenance records and/or trend monitoring data indicate a rate of acceleration in performance deterioration or oil consumption of any Engine and/or the Auxiliary Power Unit (APU) which is higher than normal, Beneficiary shall, prior to delivery, correct or cause to be corrected such conditions to meet normal manufacturer's tolerances;

18.   The condition of the Auxiliary Power Unit upon return shall be as follows:

      The installed APU at the time of delivery to Lessee shall be in good operating condition, shall have remaining at least one half of the interval time remaining before the next scheduled hot section inspection;

19. Upon completion of the ferry flight from Manila and after Beneficiary has corrected the discrepancies as required to comply with all of the delivery conditions set forth in this Schedule, the Aircraft condition shall be technically accepted by Lessee's representatives at the delivery location by the execution of a technical acceptance certificate in the form of Lease Supplement No. 1.

20. The Aircraft shall have installed all optional no charge vendors, and manufacturers' service bulletin kits theretofore received by previous operator for the Aircraft and to the extent received but not installed, such kits shall be furnished free of charge to Lessee (and properly packed and loaded on the Aircraft as cargo at delivery);

21. At a minimum, and without limitation of any more stringent requirements set forth herein, the Aircraft and all Aircraft records shall be at least in condition upon delivery as Lessee would be required to return the Aircraft and Aircraft records upon redelivery and Lessee shall have all such rights with respect to noncompliance as Lessor would have upon return of the Aircraft and Aircraft records.

                                   EXHIBIT "E"

                              REDELIVERY CONDITION


      The condition of the Aircraft on redelivery shall be as follows:


1. The Aircraft shall be in good operating condition airworthy and with all systems operational and within manufacturers' manual limits, irrespective of deviations or variations authorized by the Minimum Equipment List (MEL) or Configuration Deviation List (CDL);

2. The Aircraft shall have been cleaned externally within the last two weeks and have had its interior deep cleaned immediately prior to redelivery in accordance with Lessee's deep clean specification and in conformance with major airline standards. The seat covers shall be in good condition;

3. The Aircraft shall comply with the Manufacturer's specification at the original delivery date, as revised from time to time by the incorporation of certain airworthiness directives, service bulletins and modifications which enhance the Aircraft's operational capability. The Aircraft shall be in the same configuration and condition as it was in when delivered to Lessee by Lessor under this Lease, excepting only ordinary wear and tear, replacements and local modifications, substitute parts and equipment of equal or enhanced value as may have been properly made by Lessee pursuant to this Lease and as specifically otherwise set forth herein;

4. The Aircraft shall have had accomplished thereon and be in compliance with all outstanding mandatory orders, directives, FARs and instructions affecting the Aircraft as issued by the FAA which have a known compliance deadline during the Term. In the event that Lessee has obtained a waiver or deviation from the FAA from having to comply with any such mandatory orders, directives, FARs and instructions, Lessee shall, irrespective of such waiver or deviation, comply with all such mandatory orders, directives and instructions covered by such waiver or deviation prior to return of the Aircraft to Lessor on a terminating action basis under the directive, order, FARs or instruction. The airworthiness directives required by Article 5.3 shall also have been accomplished;

5. The Aircraft shall have an Export Certificate of Airworthiness issued by the FAA to the country of Beneficiary's choice or, if Beneficiary desires to keep the Aircraft on the same register, a current Certificate of Airworthiness under FAR Part 121;

6. Lessee shall, at Beneficiary's expense, take all action reasonably requested to assist Lessor and Beneficiary, to accomplish immediate deregistration and export of the Aircraft from the United States, including signing a lease termination certificate for recording at the FAA;

7. All damage to the Aircraft which is not within the applicable limits shall have been permanently repaired and certified in accordance with the requirements of the FAA and the Manufacturer. External repairs will, where applicable, be flushed or otherwise permanently repaired to such standard.

8. The Aircraft shall have installed all optional no charge vendors' and manufacturers' service bulletin kits theretofore received by Lessee for the Aircraft and to the extent received but not installed, such kits shall be furnished free of charge to Beneficiary (and properly packed and loaded on the Aircraft as cargo at redelivery);

9. Lessee shall provide one full set of all technical documents relating to the Aircraft as listed under "Technical Documentation" in Appendix A hereto and Lease Supplement No. 2, including copies of all engineering orders, complete records of AD and Service Bulletin compliance and copies of manufacturer's manuals relating to the Airframe, Engines, interior configurations, components and APU, all in compliance with FAA regulations;

      The Records shall be redelivered with the Aircraft, except that documentation relating to the "C" Check shall be returned as soon as practicable but in any event, within 15 days from the date the Aircraft is returned to Lessor. At the time of return of the Records for the Aircraft to Lessor, Lessee and Lessor shall execute an aircraft documentation return receipt (the "Aircraft Documentation Return Receipt") in the form attached as Appendix B to Lease Supplement No. 2;

      In the event Lessor's Tech Rep requires copies of any of the Records prior to the return of the Aircraft to Lessor in order for Lessor to plan or accomplish modifications, recertification, sale, lease or other disposition of or utilization of the Aircraft upon such return, Lessee shall, as soon as practicable upon receipt of each such Lessor request, provide one advance copy of such Records as requested by Lessor's Tech Rep, at Beneficiary's expense;

10. Prior to redelivery the Lessee shall either rubdown or strip (as appropriate in the reasonable opinion of Beneficiary) and paint the Aircraft in an all-white color scheme; the method of painting and selection of paint shop shall be agreed upon with the Beneficiary. For this purpose, a qualified representative of the Beneficiary may be present during the painting operation. After painting, the Lessee shall balance all control surfaces, if appropriate, in accordance with the Boeing Maintenance Manual or Structural Repair Manual;

11. Name plates shall be removed from Airframe and Engines, if requested by Beneficiary;

12. Up to the date of redelivery of the Aircraft the Lessee's approved maintenance program shall include a corrosion program based on the corrosion prevention, treatment and correction criteria established by Boeing as set forth in the corrosion prevention and control document ("CPCP") and the Structural Repair Manual. Cleaning and treating of minor or moderate corrosion and correction of all severe or exfoliated corrosion deferred by the Lessee or found by the Beneficiary during the Beneficiary's ground inspection shall be accomplished by the Lessee in accordance with FAA approved data prior to redelivery;

13. The Aircraft shall have all deferred maintenance items and pilot log book reports rectified on a terminating action basis;

14. The Aircraft shall be capable of certificated, full rated performance without limitations throughout the entire operating envelope as defined in the Airplane Flight Manual. Performance compliance will be demonstrated at the time of the redelivery test flight and/or by inspection and testing of the powerplants (engines, nacelles and accessories) in accordance with the Engine Maintenance Manual, at Beneficiary's option;

15. The Aircraft (including the Records and other related documents to be returned therewith in accordance with Appendix B hereto) shall be made available to Beneficiary for ground inspection by Beneficiary at the Redelivery Location. The Records will be made available to Lessor's Tech Rep at least 15 days prior the date of redelivery. Such inspection shall commence as soon as Lessee begins its performance of the Redelivery Check referred to in Article 19(a) hereunder. Lessee shall remove the Aircraft from commercial service and open the areas of the Aircraft as required to perform the checks described in these return conditions, and shall allow Beneficiary to accomplish its inspection in order to determine that the Aircraft (including the Records) is in the condition required herein. During such checks, Beneficiary personnel shall not have the right to request that adjacent additional panels or areas be opened to allow further inspection. Lessee, at its own expense, shall promptly correct all deficiencies affecting airworthiness and any discrepancies from the condition required by the provisions of this Lease which are observed during such inspection and are communicated in writing by Beneficiary to Lessee. All repairs shall be classified as permanent;

16. The Aircraft shall be test flown by Lessee, using qualified flight test personnel, for not more than one hundred twenty (120) minutes in the vicinity of the redelivery location for the purpose of demonstrating to Beneficiary the satisfactory operation of the Aircraft and its equipment. During such test flight command, care, custody and control of the Aircraft shall at all times remain with Lessee. Up to three (3) of the Beneficiary's representatives (or more if consented to by Lessee) may participate in such flight as observers. Beneficiary's designated pilot shall occupy either the pilot's or co-pilot's seat during such operational test flight. Such flight shall be flown using Boeing's standard operational test flight procedures. Upon completion of such operational flight testing the representatives of Lessee and Beneficiary participating in such testing shall agree in writing upon any discrepancies in such Aircraft required to be corrected by Lessee in order to comply with the provisions of this Lease and Lessee shall promptly correct any such discrepancies.

      All flights pursuant to the clause above shall be made at Lessee's expense and Lessee shall pay for or reimburse Beneficiary for any costs incurred by Beneficiary associated with such flights including, but not limited to, costs for fuel, oil, airport fees, insurance, take-off/landing fees, airway communication fees and ground handling fees, except that Beneficiary shall provide its observers at Beneficiary's expense;

17. The condition of the Airframe upon return shall be as follows:

      a. The Airframe shall have accomplished, in accordance with the Lessee's approved maintenance program (or if Beneficiary so requires, in accordance with the Manufacturer's Maintenance Planning Document), immediately after removal from service and prior to return to Lessor, a "C" Check or, if Lessee's terminology for checks or its approved maintenance program has changed during the Term, Lessee's equivalent of the complete applicable C check. All routine and non-routine maintenance items will be corrected during the "C" check and no carry-over items will exist upon re-delivery;

      b. the installed main landing gear and nose landing gear shall be in good operating condition and shall have at least half-time remaining prior to the next scheduled removal from the Aircraft for overhaul or sampling;

18. The condition of installed systems upon return shall be as follows:

      a.    CONTROLLED COMPONENTS

            Aircraft and engine hour and/or cycle controlled components at time of redelivery to Lessor shall have remaining as a minimum, 3,000 Flight Hours and/or 1200 Cycles, whichever is applicable until the next scheduled removal for overhaul, test, inspection or disassembly. All components controlled on a calendar basis shall have remaining, as a minimum, twelve (12) months before scheduled removal for testing, inspection or overhaul. Such hour/cycle or calendar controlled components are defined as those components for which hours and/or cycles and/or calendar times are controlled under the Maintenance Program. However, if a component or part has a life, overhaul or check interval limit that is less than the above stated hours, cycles or calendar time limit requirement, such component or part shall have as a minimum 90 per cent of the interval remaining to removal for replacement or overhaul. Lessee will not install life-limited or rotable components on the Aircraft for the purpose of depleting the value of this Aircraft.

      b.    CONDITION OF MONITORED COMPONENTS

            Aircraft and engine systems, components or parts maintained "on condition" or condition monitored shall be within the relevant manufacturer's specified or recommended limits with no adverse trends. Each component, at all times during the Lease, shall have been maintained and monitored in accordance with the requirements of the FAA.

19. Each of the Engines and each module and part thereof at time of redelivery to Lessor shall be in good operating condition and shall meet the following requirements:

      a.    TIME SINCE REFURBISHMENT

            Each Engine shall have remaining no less than three thousand (3,000) Flight Hours to its next scheduled shop visit pursuant to the manufacturer's engine management program policy recommendation, and shall not meet the return condition if any Engine has remaining less than such Flight Hours ;

      b.    LIFE LIMITED PARTS

            Life limited parts shall have remaining at least 3,000 Cycles until next scheduled removal for replacement of life limited parts.

      c.    BOROSCOPE INSPECTION

            Both the hot and cold sections of the Engines and APU shall be boroscoped in accordance with Lessee's Approved Maintenance Program and manufacturer's recommendations at Lessee's expense at redelivery, and Lessee will correct all discrepancies that exceed Manufacturer's maintenance manual limitations at its expense. Lessee shall provide Beneficiary with a written report and video tape of such boroscope and Lessor's Tech Rep will be entitled to be present at any such boroscope. Lessee shall conduct a maximum power assurance run on each Engine to ensure that each Engine has an EGT temperature margin of 21 degrees or higher. Satisfactory evidence shall be provided to Beneficiary reflecting the correction of any discrepancies found during such inspection;

      d.    TREND MONITORING

            The Engines shall have been maintained and monitored for condition in accordance with Lessee's approved Engine Maintenance Program
            (EMP); all Engine parameters shall be within the Manufacturer's and Lessee's EMP limits with no adverse trends, determined through the provision by Lessee of the last 20 monitoring reports or as agreed mutually by Lessee and Beneficiary;

            If the Aircraft engine historical and maintenance records and/or trend monitoring data indicate a rate of acceleration in performance deterioration or oil consumption of any Engine and/or the Auxiliary Power Unit (APU) which is higher than normal, Lessee shall, prior to return, correct or cause to be corrected such conditions to meet normal manufacturer's tolerances;

20.   The condition of the Auxiliary Power Unit upon return shall be as follows:

      The installed APU at the time of return to Lessor shall be in good operating condition, shall have no more than 1,000 Flight Hours since its last overhaul, at the time of return. If the Flight Hours on the APU are more or less than the Flight Hours accumulated on the APU since overhaul at delivery as set forth in Lease Supplement No. 1 (the "Baseline"), there will be a financial adjustment payable by Lessee or Beneficiary in respect of the Flight Hours above or below the Baseline, and the relevant party shall pay to the other the pro rata portion of the cost of an APU overhaul based on the cost of the last APU overhaul prior to re-delivery (the "Cost") determined by multiplying the Cost by a fraction, the numerator of which is the number of Flight Hours on the APU more or less than the Baseline, and the denominator of which is the Flight Hours between overhauls of the APU;

21. At redelivery, if requested by Lessor, Lessee shall return the Aircraft's interior (seats, lavs and galleys) to its Delivery Date configuration unless Beneficiary has previously agreed to accept a revised configuration on return. If Beneficiary has agreed to accept such a revised configuration on return equipment the removed interior items shall become the property of Lessee and the replacement items the property of Lessor.

22. To the extent that, at the time of redelivery, the condition of the Aircraft and records does not comply with the provisions hereof, the Lessee at its own expense shall cause such rectification to be carried out as soon as possible. In the event that such rectification extends beyond the end of the Term and provided that unless and until such rectification is effected the Beneficiary would not be able immediately to put the Aircraft into commercial operation in the required redelivery configuration, the Term shall, at the option of the Beneficiary, be extended and the provisions of this Agreement shall remain in force until such rectification has been accomplished; provided, HOWEVER, that the Beneficiary shall have the right, after the end of the Term, to take possession of the Aircraft and demand compensation for costs reasonably incurred by the Beneficiary in connection with such repossession and ensuring compliance with these return conditions.

23. Upon completion of the operational test flight pursuant to Article 18 hereto and after Lessee has corrected the discrepancies as required to comply with all of the redelivery conditions set forth in this Schedule, the Aircraft condition shall be technically accepted by Beneficiary's representatives at the redelivery location by the execution of a technical acceptance certificate in the form of Lease Supplement No. 2.

                                   APPENDIX A

                        REDELIVERY OF TECHNICAL DOCUMENTS


1. Original copy of U.S. Export Certificate of Airworthiness or standard Certificate of Airworthiness as requested by Lessor.

2. AD's and SB compliance records (Airframe and Engines) - information must include method of compliance, date of accomplishment and signature of person accomplishing work.

3. Engine Records - record of last (major inspection) overhaul, disc part numbers, cycle/hour limits.

4. Records of life limited parts, life limited parts history since new (both Engine and Airframe) and hours/cycles used.

5. Complete record of last Airframe ("D" check or equivalent) overhaul information must include both routine and non-routine data.

6.    Landing gear overhaul records (including shop report).

7. Copies of engineering orders relating to repairs/modifications of the Airframe, components or systems.

8. If applicable, stress analysis and material certification date relating to major interior modifications, i.e., galley installations, overhead and bin enclosures if no STC available.

9. Ground proximity warning system-certification details and installation information, including part numbers of major components.

10. Time control records - engine TSO, TSEHM, TSHSI and similar data on time-controlled components under operator's approved program.

11. Approved flight manual, IPC, maintenance manual, wiring manuals, galley manuals and passenger seat manuals.

12.   Record of last weighing.

13. Copy of current weight and balance (loading system) for passenger and cargo loading.

14.   Aircraft weight and balance manual (MFG's).

15.   Approved Interior arrangement drawing.

16.   Records of last "A" check and "C" check.

17.   Log book pages (1 year).

18.   Letter certifying Aircraft status relating to accident or incidents.

19.   Avionics equipment list (must include flight data recorder information).

20.   Flight data recorder calibration sheet, if applicable.

21. Last calibration information on altimeters, airspeed indicators and ATC transponder test, including date of accomplishment.

22.   Operators current maintenance program document, if permitted.

23.   Part 36 compliance information.

24.   List of approved overhaul agencies, if permitted.

25.   Record of last APU overhaul.

26. Records of last overhaul of hard time limited component as controlled by operator's maintenance program.

27.   List of all emergency equipment with part numbers.

28.   Aircraft Maintenance Manual - Microfilm.

29.   Illustrated parts Catalogue - Microfilm.

30.   Wiring Diagram Manual - Microfilm.

31.   System Schematics Manual - Hard copy.

32.   Structural Repair Manual - Microfilm.

33.   Bite Manual - Hard Copy.

34.   Boeing Service Letters - Microfilm.

35.   Boeing Service Letters Index - Microfilm.

36.   Boeing Service Bulletins - Microfilm.

37.   Boeing Service Bulletins Index - Microfilm.

38.   Boeing Service Activities Report - Hard Copy.

39.   Component Maintenance/OVHL Manual - Microfilm.

40.   Illustrated Parts Catalogue - Hard Copy.

41.   Dispatch Deviation Procedures

42.   Power Plant Build-up Manual.

43.   Aircraft Operations Manual.

44.   Quick Reference Handbook - Hardcopy, if available.

45. FAA form 337 or equivalent, covering major mods, to airframe, components, engines.

                                   EXHIBIT "F"

                             LEASE SUPPLEMENT NO. 2

      THIS LEASE SUPPLEMENT NO. 2, dated _______________, 199___, between FIRST SECURITY BANK, NATIONAL ASSOCIATION, not in its individual capacity except asset forth herein but as Trustee for and on behalf of KG Aircraft Leasing Co., Ltd., pursuant to Trust Agreement, dated , 1997 (the "Lessor"), and Western Pacific Airlines, Inc., a Delaware corporation (the "Lessee").

      Lessor and Lessee have heretofore entered into a Lease Agreement dated as of April , 1997 (herein the "Lease Agreement" and the terms defined therein being herein used with the same meaning), which Lease Agreement provides for the execution and delivery from time to time of Lease Supplements, under the Lease Agreement.

      NOW, THEREFORE, in consideration of the premises and other good and sufficient consideration, Lessor and Lessee hereby agree as follows:

1. Lessee hereby delivers to Lessor, and Lessor hereby accepts from Lessee, under the Lease Agreement, the following described Boeing 737-353 aircraft and engines:

      (i)   Airframe:         Registration:  N957WP;

                              Manufacturer's Serial No. 24060; and

      (ii)                    Engines:    Two   CFM56-3B2    engines    bearing,
                              respectively manufacturer's serial numbers 722139 and 723130

2. The redelivery date of the Aircraft is the date of this Lease Supplement set forth in the opening paragraph hereof.

3.    The Term for the Aircraft shall terminate on the date hereof.

4. Lessor's duly appointed and authorized technical experts have inspected the Aircraft to ensure that the Aircraft conforms to the redelivery conditions in Article 13 and Exhibit E of the Lease Agreement and Lessor accepts the Aircraft for all purposes of the Lease Agreement.

5. Lessee and Lessor each hereby confirms its agreement to pay to the other any amounts with respect to the Aircraft that may have become due during the Term in accordance with the terms of the Lease Agreement and that such payments will be made no later than 10 days after the date of this Lease Supplement No. 2.

6. All of the terms and provisions of this Lease Supplement are hereby incorporated by reference into the Lease Agreement to the same extent as if fully set forth therein. Appendices A and B to this Lease Supplement and any attachments thereto are to be read together and form part of this Lease Supplement.

      IN WITNESS WHEREOF, Lessor and Lessee have each caused this Lease Supplement to be duly executed by their authorized officers or representatives as of the day and year first above written.


FIRST SECURITY BANK, NATIONAL                WESTERN PACIFIC AIRLINES, INC.
ASSOCIATION, in its individual
capacity but solely as Owner
Trustee under the Trust
 Agreement dated
           , 1997.



By: _______________________                  By:_______________________

Title: ____________________                  Title:____________________





KG AIRCRAFT LEASING CO., LTD.

By: _______________________

Title: ____________________

                                   APPENDIX A

                            Aircraft Hours and Cycles

                      as of                      , 19___

Registration Mark:  N         Serial Number 24060

A.    AIRFRAME

      Aircraft Total Time (Hours)                     _______

      Aircraft Total Landings (Cycles)                _______

      Lessee Service Check - Time to next Check       _______

      Lessee 'A' Check  - Time to next Check          _______

      Lessee 'C' Check - Time to next Check           _______

B.    CFM56-3B2 engines

            Serial                   Hours/Cycles
Position    Number      TCSN  TTSN   TTSV/TCSV  to Next Limit

1
2

C.    AUXILIARY POWER UNIT

Serial      Total                               Hours/Cycles
Number      Hour/Cycles       TTSV  TTSOH       to Next Limit

-----

D.    LANDING GEAR
                        Hours       Cycles
Nos.  Hours/Cycles      Remaining   Remaining

      NLG
      Rt Main Gear
      Lt Main Gear

E.    FUEL REMAINING IN TANKS

-----

Key:

TCSN:             Total Cycles Since New
TTSN:             Total Time Since New
TTSV/TCSV:        Total Time Since Shop Visit/Total Cycles Since Shop Visit
TTSOH:            Total Time Since Last Overhaul

                                   APPENDIX B

                        DOCUMENTATION REDELIVERY RECEIPT


      Western Pacific Airlines, Inc. (the "Lessee"), and First Security Bank, N.A., as Owner Trustee (the "Lessor") hereby confirm the delivery by the Lessee and receipt by the Lessor of the Technical Records pertaining to Boeing 737-300 Serial 24060 as described on Attachment 1 hereto and a part hereof, on _______________, 19___, in ________________________, at _____ time.




FIRST SECURITY BANK, NATIONAL         WESTERN PACIFIC AIRLINES, INC.
ASSOCIATION, not in its individual capacity but solely as Owner Trustee under the Trust Agreement dated , 1997.


By: _______________________            By:___________________________

Title: ____________________            Title:________________________

                                  ATTACHMENT 1

                         TECHNICAL RECORDS AT REDELIVERY

                                 MANUALS LISTING

                                   EXHIBIT "G"

                             INSURANCE REQUIREMENTS

The Insurance required to be maintained shall be as follows:

(a) HULL ALL RISKS of Loss or Damage whilst flying and on the ground with respect to the Aircraft for the Agreed Value and with a deductible not exceeding US$750,000, or such other amount agreed by Lessee and Beneficiary from time to time other than in the case of a total loss, arranged total loss and total losses arising from War and Allied Perils.

(b) HULL WAR AND ALLIED PERILS, being such risks excluded from the Hull All Risks Policy (mentioned in (a) above) by the terms of the War, Hijacking and Perils Exclusion Clause AVN 48B. Such insurance shall, if and to the extent available to Lessee as an addback to the Hull War and Allied Perils coverage at no extra expense, include confiscation and requisition under any order of any Government Entity of or within the United States for the Agreed Value but in no event shall the Lessee be required to cover the risks excluded by paragraph (b) of AVN 48B or its equivalent.

(c) ALL RISKS (INCLUDING WAR AND ALLIED RISKS) property insurance on all Engines and Parts when not installed on the Aircraft on an "agreed value" basis, in respect of the Engines, and on a repair or replace basis, in respect of any Parts.

(d) AIRCRAFT THIRD PARTY, LIABILITY, PROPERTY DAMAGE, PASSENGER, BAGGAGE, CARGO AND MAIL AND AIRLINE GENERAL THIRD PARTY (INCLUDING PRODUCTS) LEGAL LIABILITY for a Combined Single Limit (Bodily Injury/Property Damage) $350,000,000 (three hundred fifty million Dollars), combined single limit any one occurrence. War and Allied Risks are also to be covered under this Policy to the extent such insurance is customarily available in World Aviation Insurance Markets for this type policy.

(e) All required hull and spares insurance (as specified in paragraphs (a), (b), and (c) above), so far as it relates to the Aircraft shall:-

            (i) name Lessor, the Beneficiary their respective successors and assigns as additional assureds for their respective rights and interests in the Aircraft, warranted, each as to itself only, no operational interest;

            (ii) provide that (a) any loss which results in a payment on the basis of a total loss, constructive total loss or arranged total loss shall be settled with the Beneficiary and shall name the Beneficiary as sole loss payee up to but not in excess of Agreed Value, (b) any loss that does not exceed U.S. $750,000 will be settled with and paid to the Lessee unless and until the Beneficiary has notified the insurer that an Event of Default has occurred and is continuing in which event the loss payee shall be the Beneficiary and (c) any loss which exceeds the policy deductible of U.S. $750,000 up to but not in excess of Agreed Value but is less than a total loss shall name the Beneficiary as sole loss payee for amounts up to the Agreed Value. Insurance proceeds in excess of Agreed Value shall be settled with and payable to Lessee.

            (iii) provide  that,  in  relation to the  interests  of each of the additional assureds, the Insurance (A) shall not be invalidated by any act or omission by Lessee or any other person other than the respective additional assured seeking protection provided that the additional assured so protected has not caused, contributed to or knowingly condoned the said act or omission and (B) shall insure the interests of each of the additional assureds regardless of any breach or violation by Lessee of any warranty, declaration or condition contained in such insurance;

            (iv) if separate Hull "All Risks" and "War Risks" insurance are arranged, include a 50/50 provision in accordance with market practice (AVS. 103 is the current market language);

            (v) confirm that the insurers are not entitled to replace the Aircraft in the event of an insured Event of Loss.

(f)   All  required   liability   insurance  shall  (it  being  understood  that
      endorsement of AVN 67B to the policy shall satisfy the following requirements):

            (i) include Lessor and the Beneficiary and their respective successors and assigns and their respective shareholders, subsidiaries, directors, officers, agents and employees as additional assureds for their respective rights and interests, warranted, each as to itself only, no operational interest;

            (ii) provide that, in relation to the interests of each of the additional assureds, its directors, officers, employees, agents and Indemnities, the liability insurance shall not be invalidated by any act or omission by Lessee, the Lessor, the Beneficiary or any other person other than the respective additional insured seeking indemnity provided that the additional insured seeking indemnity has not caused, contributed to or knowingly condoned the said act or omission, and shall insure the interests of each of the additional assureds, its directors, officers, servants, agents and employees regardless of any breach or violation by Lessee, of any warranty, declaration or condition contained in such insurance;

            (iii) include a Severability  of Interest Clause which provides that the insurance shall operate to give each assured the same protection as if there was a separate policy issued to each assured but shall not increase the overall limit of coverage afforded;

            (iv) contain a provision confirming that the policy is primary without right of contribution and the liability of the insurers shall not be affected by any other insurance of which Lessor, the Beneficiary, or Lessee have the benefit so as to reduce the amount payable on behalf of the additional assureds under such policies.

(g) All insurance (as specified in paragraphs (a), (b), (c) and (d) above), shall (it being understood that endorsement of AVN 67B to the policy shall satisfy the requirements of clauses (iii) - (v) below):-

            (i)   be  in   accordance   with   normal   industry   practice   of
                  organizations   operating   a  similar   aircraft  in  similar
                  circumstances;

            (ii)  provide cover denominated in U.S. dollars;

            (iii) acknowledge  the  insurer  is aware of this Lease and that the
                  Aircraft is owned by Lessor and Beneficiary and leased to Lessee;

            (iv) provide that the insurers shall waive any rights of recourse and/or subrogation against Lessor and the Beneficiary, (and additionally, in respect of liability insurance, their respective directors, officers, employees and agents);

            (v) provide that Lessor and the Beneficiary and in respect of liability insurance, their respective directors, officers, employees, agents and Indemnities shall have no obligation or responsibility for the payment of any premiums due (but reserve the right to pay the same should any of them elect so to do) and that the insurers waive any right of set-off or counter-claim in respect of any premium due against the respective interests of such parties (and in the case of the liability insurance their respective directors, officers, employees, agents and indemnities);

            (vi) provide that, if such insurance is canceled for any reason whatever, or any material change is made in the coverage which adversely affects the interest of the additional insureds or if such insurance is allowed to lapse for non-payment of premium, such cancellation, change or lapse shall not be effective as to the additional assureds for thirty (30) days (but seven (7) days, or such lesser period as may from time to time be available in accordance with policy conditions, in the case of any war risk and allied perils coverage) after written notice of such cancellation, change or lapse shall have been sent to broker who shall upon receipt pass on such notice to the Beneficiary and Lessor at the following address:

                  Notice will not however be given in respect of the natural expiry of the policy or of any non-renewal of the policy;

            (vii) if reinsurance  is a requirement in accordance  with the terms of Article 10.1, such reinsurance shall (i) be on the same terms as the original insurance (and shall include the provisions of this appendix), (ii) provide in case of any bankruptcy, insolvency,liquidation, dissolution or similar proceedings of or affecting the original insurer that the reinsurers' liability shall be to make such payments as would have fallen due under the relevant policy of reinsurance if the original insurer had (immediately before such bankruptcy, insolvency, liquidation, dissolution or similar proceedings) discharged its obligations in full under the original insurance policies in respect of which the then relevant policy of reinsurance has been effected; and (iii) contain a "cut-through" clause in the following form (or otherwise satisfactory to Beneficiary):

                  "The Reinsurers and the Reassured hereby agree that in the event of any valid claim arising hereunder within the original policy coverage limitations and conditions, and written notice of such claim being given to the Reinsurers by the original Assured and/or any Additional Assured, then Reinsurers shall in lieu of payment to the Reassured, its successor in interest and assigns pay that portion of any loss due to the Additional Assureds for which Reinsurers would otherwise be liable to pay the Reassured, it being understood and agreed that any such payment by Reinsurers directly to said Additional Assureds shall fully discharge and release the Reinsurers from any and all further liability in connection therewith. For the purpose of this Reinsurance the above clause shall only apply in respect of the interest of Additional Assureds under the original policy. It is mutually agreed that the rights conferred upon Additional Assureds and Reinsurers by the above clause form an integral part of the policy. Agreement to the above shall be subject to Reinsurers reserving their rights to set off against any claim payable under this clause, any outstanding premiums applicable to the Aircraft the subject of the Lease Agreement. Such set off shall be first applied to any financial interest of Lessee in the Aircraft involved. Any payment due under this clause shall not contravene any law, statute or decree of the United States.

                  In the case of liquidation, bankruptcy, dissolution or similar proceedings of or affecting the Reinsured, the Reinsurers' liability shall be to make such payments hereunder as would have fallen due if the Reinsured had (immediately before such liquidation, bankruptcy, dissolution or similar proceeding) discharged its obligations in full under the Policies in respect to which the Reinsurance Policies were effected.

          (viii) contain a provision entitling Beneficiary or any insured party to initiate a claim under any policy in the event of the wrongful refusal or failure of Lessee to do so;

                                   EXHIBIT "H"


                 Irrevocable Standby Letter of Credit No. ____


KG Aircraft Leasing Co., Ltd.
3 Adelaide Court
Adelaide Road
Dublin 2, Ireland

      RE:  WESTERN PACIFIC AIRLINES, INC. (THE "ACCOUNT PARTY")

Dear Sirs:

            1. We hereby establish our Irrevocable Standby Letter of Credit No. ____ in your favor for the account of the Account Party in the aggregate of U.S.$470,000 (the "Credit Limit") available by sight draft at our New York office in an amount not exceeding the Credit Limit accompanied by a certificate signed by an officer of your Company confirming that an event of default has occurred and is continuing under the Lease Agreement between First Security Bank, National Association, not in its individual capacity but solely as Trustee pursuant to the Trust Agreement dated as of , 1997, and Western Pacific Airlines, Inc. relating to one Boeing 737-300 aircraft, MSN 24060.

            2.    Partial drawings are permitted.

            3. We confirm to you that all drafts drawn under and in compliance with the terms of this credit will be duly honored on the delivery of documents as specified in paragraph 1 above if presented on or before the expiration date.

            4.    This Letter of Credit expires on              .

            5. This Letter of Credit is subject to the Uniform Customs and Practices for Documentary Credits, 1993 Revision, International Chamber of Commerce Publication No. 500 (the "Uniform Customs"). This Letter of Credit shall be deemed to be made under the laws of the State of New York, including
Article 5 of the Uniform Commercial Code, and shall, as to matters not governed by the Uniform Customs, be governed by the laws of the State of New York.

                                          Very truly yours,

                                          [Name of bank]
                                          Letter of Credit Department


                                          By:___________________________
                                          Name:
                                          Title:

                                   EXHIBIT "I"

                                  CERTAIN TERMS

      "Agreed Value" means, with respect to the Aircraft, $25,000,000 on the Delivery Date and shall decline on the same day as the Delivery Date in each third month following such date (or, if there is no such day in such month, on the last day of such month) by $250,000 to a minimum of $15,000,000 at the Expiration Date of the Basic term and by $250,000 each quarter during any Renewal Term.

      "Basic Rent" means $235,000.

      "Basic Term Expiration" means the tenth (10th) anniversary of the Delivery Date.

      "Damage Notification Threshold" means $1,000,000.

      Maintenance Reserve rates for Article 5.4(iv) are:

      (a)   For the Airframe, $65 per Airframe Flight Hour;

      (b) For each Engine, $70 per Engine Flight Hour for off-wing scheduled maintenance; and

      (c) For each Engine, $55 per Engine Cycle for LLP replacement.